UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Irwin Financial Corporation

(Name of Registrant as Specified In Its Charter)

Irwin Financial Corporation

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Irwin Financial Corporation
500 Washington Street
P.O. Box 929
Columbus, IN 47202-0929
812.376.1909
812.376.1709 Fax
www.irwinfinancial.com

April 17, 2009

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Irwin Financial Corporation, to be held at YES Cinema and Conference Center, 4th & Jackson Streets, Columbus, Indiana, on Friday, May 29, 2009, at 4:00 p.m. Eastern Daylight Time, for the following purposes:

Proposals:

No. 1.	to elect four Directors to serve on the Board until our 2012 Annual Meeting;

No. 2.	to approve an amendment to the Irwin Financial Corporation Employees’ Stock Purchase Plan III to add shares to the plan;

No. 3.	to approve the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan to qualify the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code; and,

No. 4.	to act upon the confirmation of independent public accountants for 2009.

We recommend that you vote FOR Proposal Nos. 1, 2, 3 and 4.

Other Items:

•	to hear such reports as may be presented; and

•	to transact any other business that may properly come before the meeting or any adjournment of it.

Proposal Nos. 1, 2, 3, and 4 are described further in the proxy statement accompanying this Notice.

Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m.

If you received a Notice of Internet Availability of Proxy Materials, it contains instructions on how to access our proxy materials over the Internet and how to vote your shares, as well as how to request a paper copy of our proxy materials by mail or an electronic copy by e-mail.

Your vote is important. Whether or not you plan to attend the meeting, I encourage you to vote your proxy as soon as possible to assure your representation at the meeting. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person. The back cover of the proxy statement contains a map with directions to the site of the Annual Meeting. Please see the section on “General Information and Voting Procedures” for instructions on voting your proxy.

MATT SOUZA
Secretary

2009 PROXY STATEMENT TABLE OF CONTENTS

Proposal No. 3. Approval of the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan to qualify the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code	52
Securities Authorized for Issuance under Equity Compensation Plans	57

TRANSACTIONS WITH RELATED PERSONS	58
Policy on Related Person Transactions	58
Review and Approval Procedures	58
Banking Relationships	58
Commercial Finance Line-of-Business Interests	59

REPORT OF THE AUDIT COMMITTEE	59

INDEPENDENT PUBLIC ACCOUNTANTS	60
Proposal No. 4. Confirmation of Independent Public Accountants	60
Audit Fees	61
Pre-approval of Services Rendered by Independent Auditors	61

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	62

COMMUNICATION WITH THE BOARD OF DIRECTORS BY SHAREHOLDERS AND INTERESTED PARTIES	62

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2009	62

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	62

MISCELLANEOUS	63

Appendix A. Irwin Financial Corporation Employees’ Stock Purchase Plan III	64

Appendix B. Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan	76

MAP (Back cover)

Irwin Financial Corporation
500 Washington Street
P.O. Box 929
Columbus, IN 47202-0929
812.376.1909
812.376.1709 Fax
www.irwinfinancial.com

PROXY STATEMENT OF IRWIN FINANCIAL CORPORATION
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 29, 2009

GENERAL INFORMATION AND VOTING PROCEDURES

We are providing this proxy statement and the accompanying form of proxy (the “proxy” or “proxy card”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be used at our Annual Meeting of Shareholders on Friday, May 29, 2009. The meeting will be held at the Yes Cinema and Conference Center, 4th & Jackson Streets, Columbus, Indiana, at 4:00 p.m. Eastern Daylight Time, or any adjournment thereof. Please see the back cover for a map with directions to the Annual Meeting location. This proxy statement will be sent to shareholders on or about April 17, 2009.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our registered shareholders and those that hold their shares through brokers, banks, broker-dealers or similar organizations. Shareholders will have access to our proxy materials over the Internet free of charge on the website identified in the Notice. The Notice contains instructions on how shareholders may access our proxy materials through the Internet and how shareholders may request electronic or paper copies if desired. If shares are held by a broker, bank, broker-dealer or similar organization in its name for the benefit of the shareholder, the shareholder is the beneficial owner of shares held in “street name,” and the Notice will be forwarded to the shareholder by the broker, bank, broker-dealer or similar organization. As the beneficial owner, the shareholder has the right to direct the broker, bank, broker-dealer or similar organization holding the shares how to vote the shares.

We will bear the costs of the solicitation of proxies. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, facsimile transmission, e-mail, and personal interviews or otherwise.

If you are a shareholder of record, you may tell the Corporation’s representatives how to vote your shares in one of the following ways:

•	By Telephone — You may vote by calling the toll-free telephone number: 1-888-693-8683. Please have your proxy card or Notice available when you call, and follow the simple instructions to record your vote.

•	On the Internet — The website for Internet voting is www.cesvote.com. Please have your proxy card or Notice available when you access the website, and follow the simple instructions to record your vote. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

•	By Mail — Be sure to complete, sign and date the paper proxy card or voting instruction card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-9837.

•	In Person — You may vote in person by attending the Annual Meeting of Shareholders.

The availability of telephone and Internet voting for beneficial owners will depend on the voting procedures of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

All shares represented by a proxy, if it is executed and returned using one of the methods above, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder’s vote, the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

A shareholder who votes a proxy may revoke it at any time before it is exercised by giving notice of revocation to our Secretary. Only shareholders of record at the close of business on March 23, 2009 (the “record date”), will be entitled to vote. On the record date, there were 29,976,042 common shares outstanding. Each common share is entitled to one vote on each matter to be voted on at the meeting.

Shareholders owning a majority of all the common shares outstanding must be present in person or represented by a proxy in order to constitute a quorum for the transaction of business. Based on the number of common shares outstanding on the record date, 14,988,022 shares will be required at the meeting for a quorum.

Proxies returned by brokers with “non-votes” on any matter on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum.

However, non-votes and abstentions will not be counted as voting on any matter for which a non-vote or abstention is indicated and will therefore not affect the outcome of those matters.

Shareholders who hold their securities directly, as holders of record, and/or indirectly, as beneficial owners through a broker or similar organization, should anticipate receiving separate sets of proxy materials and/or Notices of Internet Availability representing the securities held through each of these methods. Shareholders who wish to vote all of their shares should exercise a proxy for each method of securities held.

In addition, if you are a participant in the Irwin Financial Corporation Employees’ Savings Plan and/or the Irwin Mortgage Corporation Retirement and Profit Sharing Plan (the “Plans”), you have the right to direct Fidelity Management Trust Company (“Fidelity”), as Trustee of the

Plans, regarding how to vote the shares of Irwin Financial Corporation attributable to your individual account under the Plans. You will receive, or be provided with access to, a voting instruction card for this purpose. Your instructions to Fidelity will be tabulated confidentially. If your voting directions are not received by May 27, 2009, the Trustee may vote the shares attributable to your account as specified by the applicable Plan.

More specific voting information accompanies the Proposals.

Our main offices are located at 500 Washington Street, Columbus, Indiana 47201. Our website is www.irwinfinancial.com.

SECURITIES OWNERSHIP AND REPORTING

Principal Holders of Irwin Financial Securities

Persons known by management to own beneficially more than 5 percent of our common shares, as of the record date, are listed below. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

	Amount and
Name and Address	Nature of		Percent of
of Beneficial Owner	Beneficial Ownership		Class
William I. Miller 500 Washington Street Columbus, IN 47201	11,386,910	(1)	37.89%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,267,409	(2)	7.63%

(1)	Amount and nature of beneficial ownership is as of the record date, March 23, 2009. This includes 5,176,038 common shares, which William I. Miller is deemed to beneficially own as the trustee of the J. Irwin Miller Marital Trust II (“Trust II”) and as to which shares William I. Miller has sole voting and dispositive power. William I. Miller was appointed as the Trustee on April 25, 2006. Previously, Trust II also granted William I. Miller an irrevocable proxy to vote and an option to acquire, subject to certain conditions, 5,160,544 of these common shares. His option to acquire the common shares became exercisable on February 19, 2008, and remains exercisable for a period of two years. William I. Miller disclaims beneficial ownership of the securities held in this trust except to the extent of his potential remainder interest in this trust.

This also includes 5,160,592 common shares deemed to be beneficially held through an irrevocable proxy granted by the IFC Trust under Trust Agreement dated June 29, 1990, Clementine M. Tangeman, Donor (the “IFC Trust”) and as to which shares William I. Miller has sole voting and dispositive power. On September 7, 2004 the IFC Trust appointed William I. Miller sole trustee, in substitution for his deceased father, J. Irwin Miller. The IFC Trust has granted William I. Miller an irrevocable proxy to vote such common shares, and an option to acquire such common shares, subject to certain conditions. His option to acquire the common shares became exercisable on February 19, 2008 and remains exercisable for a period of two years. William I. Miller disclaims beneficial ownership of the securities held in this trust except to the extent of his potential remainder interest in this trust.

Also includes (i) 22,812 common shares deemed to be beneficially held through William I. Miller’s role as the custodian of accounts benefiting his children, (ii) 24,775 common shares held by William

I. Miller’s spouse, Lynne M. Maguire, as trustee of the 1998 William I. Miller Annual Exclusion Trust (the “Exclusion Trust”), and (iii) 858,228 common shares beneficially held through employee stock options that are exercisable within 60 days of March 23, 2009. William I. Miller expressly disclaims beneficial ownership of the common shares held as custodian on behalf of his children and the common shares held through the Exclusion Trust.

(2)	The aggregate number of shares indicated is determined as of December 31, 2008, as described in the Schedule 13G that Dimensional Fund Advisors LP (“Dimensional”) filed with the SEC on February 9, 2009, in which Dimensional reports it has sole voting and dispositive power as to all such shares.

Securities Ownership of Directors and Management

The following information about the ownership of our common shares is given as of the record date, except as noted below, for each of our current directors and the “Named Executive Officers” (as identified in the “Summary Compensation Table” in the “Compensation” section of this proxy statement) individually, and all our current directors and executive officers as a group. Our executive officers are our Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and line-of-business Presidents.

		Right to Acquire
	Irrevocable	within 60 days of		Total Number of
	Voting	March 23,	Restricted	Shares Beneficially	Percent
Name	Proxy	2009	Stock	Owned (1)	of Class
Sally A. Dean (3)		43,008	46,223	120,585	*

Gregory F. Ehlinger (4)		185,067	22,949	253,943	*

David W. Goodrich (2)(3)		6,225	19,083	54,942	*

R. David Hoover (3)		10,882	39,714	73,372	*

Bradley J. Kime (4)		99,290	7,027	116,725	*

William H. Kling (3)		10,050	19,083	67,937	*

Brenda J. Lauderback (2)(3)		19,783	19,083	55,039	*

Jocelyn Martin-Leano (4)		30,015	7,027	38,369	*

John C. McGinty, Jr. (2)(3)		14,855	19,083	53,727	*

William I. Miller (3)(4)(5)	10,321,136	858,228	19,582	11,386,910	37.89%

Dayton H. Molendorp (3)		0	19,083	24,671	*

Lance R. Odden (3)		14,855	19,083	60,433	*

John W. Rinaldi (4)		17,567	3,141	31,315	*

Marita Zuraitis (2)(3)		1,500	53,692	68,944	*

Current Directors and Executive Officers as a Group (15 persons) (6)	10,321,136	1,439,631	328,123	12,612,683	41.97%

Joseph LaLeggia (4)(7)		0	0	7,851

*	Less than 1 percent

(1)	Includes shares for which directors hold sole voting power but no investment power under our 1999 Outside Director Restricted Stock Compensation Plan. In addition, includes shares for which directors and officers hold sole voting power but no investment power under the Irwin Financial Corporation Amended and Restated 2001 Stock Plan, as amended (the “2001 Stock Plan”), (see Restricted Stock column) and shares that directors and executive officers have the right to acquire within 60 days of March 23, 2009. The “Total Number of Shares Beneficially Owned” column also includes shares not shown in other columns of this table.

(2)	Director Nominee

(3)	Director

(4)	Named Executive Officer

(5)	See Footnote 1 to the table under “Principal Holders of Irwin Financial Securities.”

(6)	Shares owned by Mr. LaLeggia are not included in the total shares owned by “Current Directors and Executive Officers as a Group” because Mr. LaLeggia’s service as an executive officer ended after July 30, 2008.

(7)	Shares owned by Mr. LaLeggia are based on ownership as represented on the final Form 5 filed February 13, 2009.

Mr. Rinaldi has a currently exercisable option to purchase eight shares of the common stock of Irwin Commercial Finance Corporation (“ICF”), an indirect subsidiary of the Corporation. Based on the number of shares currently outstanding, if Mr. Rinaldi exercised his option, he would hold approximately one percent of the outstanding shares of ICF common stock.

Mr. Odden owns 1,200 shares of non-convertible preferred stock through the IFC Capital Trust VI.

We believe stock ownership by directors helps align their interests with those of our shareholders. The Governance Committee of the Board of Directors has approved guidelines for director ownership of our common stock. The guidelines include: ownership of our common stock (excluding stock options) equal in value to at least five times the non-stock option portion of the director annual retainer fee (or $150,000, based on the current non-stock option retainer fee portion of $30,000); attainment of the minimum level of ownership within five years of adoption of the guidelines (for directors who were serving at the time the guidelines were adopted) or five years after joining the Board of Directors (for directors whose service began after the guidelines were adopted); and disclosure of the guidelines and director compliance in our annual proxy statement. Apart from the above, we have created no incentives, disincentives or facilitative programs in connection with the guidelines. Because (i) all directors achieved the guidelines in 2006, (ii) all directors increased their ownership of our common stock in 2008; (iii) all directors except one have stock options in addition to their ownership of our common stock, and (iv) the value of common shares has fallen significantly over the past few years, the Governance Committee voted to waive application of the $150,000 value guideline described above for 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and our other equity securities registered under the Exchange Act. The SEC requires our executive officers, directors, and greater than 10 percent shareholders to furnish us with copies of all Section 16(a) forms they file.

We incorrectly reported stock options granted to John W. Rinaldi on the Form 3 filed in October 2008. The stock options were correctly reported on the 2008 Form 5 filed on February 13, 2009.

With the exception of the filing mentioned above, to our knowledge, based solely on a review of the copies of the reports we received and of written representations that no other reports were required, our executive officers, directors, and greater than 10 percent shareholders met all applicable Section 16(a) filing requirements for the fiscal year 2008.

CORPORATE GOVERNANCE

Proposal No. 1. Election of Directors

Four directors are to be elected to our Board of Directors at the Annual Meeting in 2009. The four nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing three-year term, as indicated. This year, the Board of Directors has adopted a policy whereby, in an uncontested election for directors, the Board will consider the tendered resignation of any director who receives a greater number of “withheld votes than “for” votes in the election. Proxies granted for use at the Annual Meeting cannot be voted for more than four nominees. Directors who are standing for election at the Annual Meeting are sometimes referred to in this proxy statement as “Director Nominees.”

Our Board of Directors currently consists of ten members divided into three classes of directors who are elected to hold office for staggered terms of three years as provided in our by-laws.

Director Nominees Goodrich, Lauderback, McGinty and Zuraitis are currently serving three-year terms expiring in 2009.

ON THE RECOMMENDATION OF THE GOVERNANCE COMMITTEE OF OUR BOARD OF DIRECTORS, IT IS PROPOSED THAT DIRECTOR NOMINEES GOODRICH, LAUDERBACK, MCGINTY AND ZURAITIS BE ELECTED AT THE ANNUAL MEETING TO SERVE FOR THREE-YEAR TERMS.

Directors Dean, Kling and Odden are currently serving three-year terms that expire in 2010. Directors Hoover, Miller and Molendorp are currently serving three-year terms that expire in 2011.

The persons named as proxies on the proxy card will, unless otherwise indicated on the proxy card, vote the shares reflected on the proxy card for the election of the Director Nominees, each of whom has consented to serve and whose biographies are included in the following table. Management has no reason to believe that any of the Director Nominees will be unable to serve. However, should a Director Nominee become unavailable for election, and unless the Board of Directors or the Executive Committee reduces the size of the Board to a number reflecting the number of nominees who are able and willing to serve, the persons named as proxies on the proxy card will vote for a substitute who will be designated by the Board of Directors or the Executive Committee upon recommendation of the Board’s Governance Committee.

Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors. If a director ceases to serve before his or her term expires, the individual replacing the departing director shall be named to serve the remainder of the departing director’s term. Until any such vacancy is filled, the existing directors shall constitute the Board of Directors. Shareholders will be notified of any increase in the number of directors and the name, address, principal occupation, and other pertinent information about any director named by the Board of Directors to fill any vacancy.

The following table sets forth, as of the record date: the name; year in which the Director Nominee or director was first elected as a director; for Director Nominees, the expiration of the term if elected at this year’s Annual Meeting; for current directors, the expiration of the directors’ terms; principal occupation for the past five years of each Director Nominee or director; the percentage of the total number of meetings of our Board of Directors and meetings of committees of our Board of which the director or Director Nominee is a member attended by each director or Director Nominee during 2008; all other directorships or other positions held by each director and Director Nominee in other corporations subject to the reporting requirements of the Exchange Act and in any investment company; and the age, as of March 23, 2009, of each director and Director Nominee.

Director Nominees

David W. Goodrich*
(Director since 1986; expiration of current term is 2009; if elected, expiration of term is 2012)

Mr. Goodrich serves as a director of Clarian Health Partners, Inc. (a network of healthcare facilities and hospitals), American United Mutual Insurance Holding Company (“American United Mutual”), the parent of OneAmerica Financial Partners, Inc. (a nationwide network of companies offering retirement plan and insurance products and services), and National Wine and Spirits, Inc. (a distributor of wines and spirits). He served as the President and Chief Executive Officer of the Central Indiana Corporate Partnership (“CICP”) (a not-for-profit organization of corporate CEOs and University Presidents) from 1999 through the end of 2005. Mr. Goodrich was President of the Indianapolis, Indiana, Colliers Turley Martin Tucker Company (a realty company) from May 1998 to July 1999 and from January 1986 to May 1998, President of the F.C. Tucker Company’s Commercial Real Estate Services Division. He was a director of Indianapolis-based Citizens Gas and Coke Utility through December 2005. Mr. Goodrich is a member of the Board of Overseers of the Indiana University Randall L. Tobias Center for Leadership Excellence (“Indiana University Tobias Center”). In 2008, Mr. Goodrich attended 96 percent of our Board and Committee meetings of which he is a member. Age 61.

Brenda J. Lauderback*
(Director since 1996; expiration of current term is 2009; if elected, expiration of term is 2012)

Ms. Lauderback was President of the Retail and Wholesale Group of the Nine West Group, Inc. (a marketer of women’s footwear, clothing and accessories) from May 1995 until January 1999. She is a director of Big Lots, Inc. (a close-out retail company), Denny’s Corporation, (a full-service family restaurant chain), Select Comfort, Inc. (a bedding retail manufacturer), and Wolverine World Wide, Inc. (a manufacturer of casual and work-related footwear). In 2008, Ms. Lauderback attended 98 percent of our Board and Committee meetings of which she is a member. Age 58.

John C. McGinty, Jr.*
(Director since 1991; expiration of current term is 2009; if elected, expiration of term is 2012)

Mr. McGinty has been the President of Peregrine Associates, Inc. (a healthcare, governance, and leadership consulting firm) since 1997. He was a Managing Director of The Greeley Company (a healthcare leadership consulting, strategic planning, education, and publications firm) from 1997 to 2003, and currently serves as a Senior Consultant. Mr. McGinty was a part-time faculty member at Indiana University from 1997 to 2001. From 1986 to 1997, Mr. McGinty was President and Chief Executive Officer of Southeastern Indiana Health Management, Inc., and Columbus Regional Hospital. In 2008, Mr. McGinty attended 99 percent of our Board and Committee meetings of which he is a member. Age 59.

Marita Zuraitis*
(Director since 2005; expiration of current term is 2009; if elected, expiration of term is 2012)

Ms. Zuraitis is President of The Hanover Insurance Group, Inc.’s property and casualty insurance companies, Citizens Insurance Company of America and The Hanover Insurance Company. Prior to joining The Hanover Insurance Group, Ms. Zuraitis served as an Executive Vice President for the St. Paul Companies (a provider of insurance and surety products and risk management services) from 1998 to 2004, and as the President/CEO of its Commercial Lines Division from 2002 to 2004. She currently serves on the Board of Trustees for Worcester Academy (a private, co-educational boarding school). In 2008, Ms. Zuraitis attended 88 percent of the Board and Committee meetings of which she is a member. Age 48.

Current Directors

Sally A. Dean*
(Director since 1995; expiration of term 2010)

Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (an investment bank, which is now part of UBS). She serves as Chairman of the Paideia School Endowment Board and is former President of the Board of Trustees, Randolph-Macon Woman’s College, now Randolph College. In 2008, Ms. Dean attended 98 percent of our Board and Committee meetings of which she is a member. Age 60.

R. David Hoover*
(Director since 2004; expiration of current term is 2011)

Mr. Hoover is Chairman, President and Chief Executive Officer of Ball Corporation (a beverage and food packaging and aerospace products and services company). In 2002, he was elected Chairman, and has been the President and CEO since 2001. Mr. Hoover joined Ball Corporation in 1970. Prior to his career with Ball, Mr. Hoover was a corporate financial analyst for Eli Lilly & Co. (a pharmaceutical company), Indianapolis, Indiana. Mr. Hoover serves on the boards of Ball Corporation, Energizer Holdings, Inc. (a consumer/household goods and personal care products company), and Qwest Communications International, Inc. (a telecommunications provider). In 2008, Mr. Hoover attended 81 percent of our Board and Committee meetings of which he is a member. Age 63.

William H. Kling*
(Director since 1992; expiration of term is 2010)

Mr. Kling has been President and Chief Executive Officer of the American Public Media Group (“APMG”) since 2000. APMG is the parent company of American Public Media, Minnesota Public Radio, Southern California Public Radio, Classical South Florida and the Greenspring Company (a diversified media company). Mr. Kling became President of Minnesota Public Radio (a regional network of 40 public radio stations) in 1966, and a director in 1972. In 1987, he became the President of the Greenspring Company. He is a director of The Wenger Corporation, Comcast Cable of St. Paul, and seven funds of the American Funds family of the Capital Group, including serving as the non-executive Chair of The New Economy Fund and SMALLCAP World Fund. He is the Chairman and board member of Gather.com, a “social network” company based in Boston. He was elected a Regent of St. John’s University in 2005. In 2008, Mr. Kling attended 91 percent of our Board and Committee meetings of which he is a member. Age 66.

William I. Miller
(Director since 1985; expiration of term is 2011)

Mr. Miller has been our Chairman and Chief Executive Officer of the Corporation since August 1990 and was named President in 2003. He is a director of Cummins Inc. (a worldwide diesel engine manufacturer), and a director or trustee, and the independent chair of three mutual funds in the American Family of Funds of the Capital Group (New Perspective Fund, Euro Pacific Growth Fund and New World Fund). He also serves as a trustee of Yale University and a director of the John D. and Catherine T. MacArthur Foundation (a private grant-making foundation focused on human and community development). In 2008, Mr. Miller attended 100 percent of our Board meetings. Age 52.

Dayton H. Molendorp*
(Director since 2007; expiration of current term is 2011)

Mr. Molendorp is Chairman of the Board, President and Chief Executive Officer of American United Mutual Insurance Holding Company, the parent of OneAmerica Financial Partners, Inc. (a nationwide network of companies and affiliates offering a wide variety of retirement plan and insurance products and services). He joined OneAmerica’s partner company American United Life Insurance Company® (“AUL”) in 1987 as Vice President of Individual Marketing Support and was later named Senior Vice President of Individual Operations. In 2003, he was named AUL Executive Vice President, and in 2004 he was named AUL President and CEO. Mr. Molendorp was appointed to his present position as Chairman of American United Mutual in February 2007.

Mr. Molendorp serves as a board member of the Boys & Girls Club of Indianapolis, the CICP, the Indiana Chamber of Commerce, the Indiana University Tobias Center, LIMRA International (a worldwide association of insurance and financial services companies) and the Skyline Club. He serves on the Advisory Committee for the Youth for Christ organization (an inter-denominational, Christian youth ministry). In 2008, Mr. Molendorp attended 91 percent of our Board and Committee meetings of which he is a member. Age 62.

Lance R. Odden*
(Director since 1991, expiration of current term is 2010)

Mr. Odden is presently a managing director of New Providence Asset Management Corp., and chair of New Providence’s Governance Advisory Board. He also serves as a director of the Berkshire School (a co-educational boarding school). In July 2007, he joined the board of directors of Scientific Learning Corp. (a producer of computer-delivered educational intervention products) after serving as an advisor since 2003. Mr. Odden retired as Headmaster of the Taft School (a private educational institution) in June 2001, having served in that capacity since 1972. In 2008, Mr. Odden attended 98 percent of our Board and Committee meetings of which he is a member. Age 69.

* All non-management directors are members of the Executive Committee.

There are no family relationships among any of the director nominees, directors or executive officers.

Director Independence

Our Corporate Governance Principles state that a substantial majority of the Board should consist of directors who are not employed by Irwin Financial Corporation and who satisfy the requirements of the New York Stock Exchange (“NYSE”) for being an independent director. The NYSE requires that independent directors not have material relationships with Irwin Financial that would impair their ability to exercise independent judgment as directors, as affirmatively determined by the Board in accordance with NYSE standards.

To assist in the Board’s determinations, the directors completed questionnaires designed to identify relationships that could affect their independence, and the Corporation conducted additional research to help identify material relationships. The Board reached its determinations by considering all relevant facts and circumstances surrounding a director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

On the basis of the responses to the questionnaires as well as the additional research by the Corporation, the Board determined that Directors Dean, Goodrich, Hoover, Kling, Lauderback, McGinty, Molendorp, Odden and Zuraitis are independent because they met the standards for independence set forth in our Corporate Governance Principles and by the NYSE. There were no known relationships going back for a period of three years between the Corporation and Ms. Dean, Mr. Kling, Mr. Odden, or Ms. Zuraitis, and they were therefore deemed independent. The Board affirmatively determined that the relationships between the Corporation and each of Directors Goodrich, Hoover, Lauderback, McGinty, and Molendorp described below would not impair their independence for the following reasons:

With respect to Mr. Goodrich, the Board considered Mr. Goodrich’s service in 2006, 2007 and 2008 as a director of American United Mutual. In 2006, Irwin Union Credit Insurance Company (“IUCIC”), a subsidiary of Irwin Financial, made payments to AUL, a subsidiary of American United Mutual, pursuant to a reinsurance arrangement, which arrangement was cancelled in 2006. During 2006, 2007 and 2008, subsidiaries of American United Mutual paid commissions to our indirect subsidiary, Irwin Union Insurance (“IUI”), for placing insurance through AUL.

The Board also considered Mr. Goodrich’s service as a member of the Board of Overseers of the Indiana University Tobias Center (where Mr. Miller, our Chairman and Chief Executive Officer, also served as a member until September 30, 2006) and donations made to various Indiana University programs by Irwin Financial and its subsidiaries over the last three fiscal years. These donations included matches to employee contributions as well as other contributions.

The Board also considered several banking relationships Mr. Goodrich and his family members have with our subsidiary bank, including credit card accounts and a line of credit.

In concluding that Mr. Goodrich is independent, the Board believed that the amounts paid to a subsidiary of American United Mutual by a subsidiary of Irwin Financial were not material nor were the amounts paid to Irwin Financial’s subsidiary in commissions by subsidiaries of American United Mutual, and that these relationships were conducted in the ordinary course of the insurance business; that Mr. Goodrich’s position on the Board of Overseers at the Indiana University Tobias Center was not materially related to the contributions, which were deemed immaterial, made to Indiana University by Irwin-related entities; and that the relationships established by Mr. Goodrich and his family with our subsidiary bank were conducted in the ordinary course of banking business and involved nonmaterial amounts. The Board therefore concluded that none of the above relationships would unduly influence Mr. Goodrich’s judgment or prevent him from acting independently as a director of Irwin Financial.

With respect to Mr. Hoover, the Board considered Mr. Hoover’s service on the Dean’s Council of the Kelley School of Business of Indiana University. As it did for Mr. Goodrich, the Board considered donations made to Indiana University by Irwin Financial and its subsidiaries over the past three years. These donations included matches to employee contributions as well as other contributions.

The Board also considered Mr. Hoover’s service as the Chairman of the Board of Trustees of DePauw University and donations made to DePauw University by Irwin Financial, which consisted of matches to employee contributions.

The Board also considered that in 2006, at the request of the University of Denver, Irwin Financial Corporation made a contribution as one of several sponsors of the University’s Korbel Dinner, a benefit for the Graduate School of International Studies, at which Mr. Hoover was one of several honorees.

In considering these relationships, the Board determined that Mr. Hoover was independent. The Board concluded that Mr. Hoover’s position on the Dean’s Council at Indiana University’s Kelley School of Business and his service as Chairman of the Board of Trustees of DePauw University were not materially related to the contributions received, which were deemed immaterial, from Irwin entities; nor did the Board believe that Mr. Hoover’s independence as a director would be influenced by the amount contributed to the University of Denver; nor would Mr. Hoover’s status as an honoree at the University’s Korbel dinner materially influence his independent judgment as an Irwin Financial director.

With respect to Ms. Lauderback, the Board considered a contribution Irwin Financial Corporation made in 2006 at Ms. Lauderback’s request to the Maya Angelou Research Center on Minority Health. Ms. Lauderback does not serve in any capacity for the Research Center. The Board believed the contribution was immaterial and would not affect Ms. Lauderback’s ability to exercise independent judgment as an Irwin Financial director and therefore deemed her independent.

With respect to Mr. McGinty, the Board considered the customer relationships Mr. McGinty and his family members have with our subsidiary bank: insurance policies through our indirect subsidiary, IUI, as agent, resulting in agency commissions to IUI; investment advisory services; deposit accounts; and safe deposit box rental.

In considering these relationships, the Board concluded that none of the banking relationships, which were ordinary course transactions, were material or would affect Mr. McGinty’s ability to act independently as a director of Irwin Financial. The Board therefore deemed Mr. McGinty independent.

With respect to Mr. Molendorp, the Board considered his position as Chairman, President and Chief Executive Officer of American United Mutual. As it did for Mr. Goodrich, the Board considered that in 2006, IUCIC, a subsidiary of Irwin Financial, made payments to AUL, pursuant to a reinsurance arrangement, which arrangement was cancelled in 2006. During 2006, 2007 and 2008, subsidiaries of American United Mutual paid commissions to our indirect subsidiary, IUI, for placing insurance through AUL.

The Board also considered Mr. Molendorp’s service as a director of the Central Indiana Corporate Partnership (“CICP”), an alliance of Indiana business and research university leaders for which Mr. Miller, our Chairman and Chief Executive Officer, is currently an Executive Committee member, and to which Irwin Financial has paid membership fees in each of the last three fiscal years.

The Board also considered Mr. Molendorp’s service as a director of the Boys & Girls Club of Indianapolis since 2003 and the contribution to the Boys & Girls Club of Indianapolis by the Irwin Financial Foundation in 2006. (The Irwin Financial Foundation is not a subsidiary of Irwin Financial Corporation; however, directors and officers of the Foundation, including Mr. Miller, are officers of Irwin Financial Corporation.)

The Board also considered Mr. Molendorp’s service as a member of the Board of Overseers of the Indiana University Tobias Center. As it did for Mr. Goodrich and Mr. Hoover, the Board considered donations made to Indiana University by Irwin Financial and its subsidiaries over the last three fiscal years. These donations included matches to employee contributions as well as other contributions.

In considering these relationships, the Board deemed Mr. Molendorp independent. The Board believed, as it had with respect to Mr. Goodrich, that the amounts paid to a subsidiary of American United Mutual by a subsidiary of Irwin Financial were not material to Mr. Molendorp’s position at American United Mutual, nor were the amounts material that were paid to Irwin Financial’s subsidiary in commissions by subsidiaries of American United Mutual, and that these relationships were conducted in the ordinary course of the insurance business. The Board also concluded that Irwin Financial’s decision to join the CICP had a valid business purpose. The Board further concluded that Mr. Molendorp’s position as director of the Boys & Girls Club of Indianapolis and his service on the Board of Overseers at the Indiana University Tobias Center were not materially related to the contributions received, which were deemed immaterial, from Irwin entities and the Irwin Financial Foundation. The Board therefore concluded that none of the above relationships would unduly influence Mr. Molendorp’s judgment nor prevent him from acting independently as a director of Irwin Financial.

Director Meetings

Our Board of Directors held 43 meetings during 2008: six regularly scheduled Board meetings and 37 special Board meetings.

Standing Committees and Committee Membership

Our Board of Directors has established six standing committees: (1) the Audit Committee; (2) the Risk Committee; (3) the Compensation Committee; (4) the Governance Committee; (5) the Joint Management Structure and Compliance Committee; and (6) the Executive Committee. We have appointed certain members of our Board to serve on these committees, as reflected in the following table:

Committee Memberships

Joint Management
Structure and
	Audit		Risk		Compensation		Governance		Compliance		Executive
	Committee		Committee		Committee		Committee		Committee		Committee
Sally A. Dean	X				X	*			X	(2)	X
David W. Goodrich			X				X				X
R. David Hoover	X	(1)									X
William H. Kling							X				X
Brenda J. Lauderback	X				X						X
John C. McGinty, Jr.	X	*	X				X		X		X
William I. Miller
Dayton H. Molendorp			X						X		X
Lance R. Odden			X		X		X	*	X	*	X	*
Marita Zuraitis	X		X	*					X		X

*	Indicates Committee Chair

(1)	Mr. Hoover resigned from the Audit Committee on May 7, 2008.

(2)	Ms. Dean became a member of the Joint Management Structure and Compliance Committee in January, 2009.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act on January 1, 2007 upon the reorganization of our Audit and Risk Management Committee into two separate committees. The Audit Committee is composed of Mr. McGinty (Committee Chair), Ms. Dean, Ms. Lauderback and Ms. Zuraitis. Mr. Hoover was a member until he resigned from the Committee on May 7, 2008. The Board of Directors has determined that each member of the Committee is “independent” for purposes of the NYSE listing standards, SEC regulations and the Sarbanes-Oxley Act of 2002, as applicable to all independent directors and to audit committee members specifically. Additionally, the Board of Directors has determined that each member of the Committee is financially literate as required by the NYSE listing standards, and that Mr. McGinty qualifies as an audit committee financial expert, as defined by the SEC, thereby also satisfying the “financial or accounting management expertise” requirement under the NYSE listing standards.

The Audit Committee, which held ten meetings in 2008, operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com. The Committee has primary responsibility for, among other things: engaging, overseeing, and compensating our independent auditors; reviewing and approving the independent auditors’ audit plan; reviewing the report of audit and the accompanying management letter, if any; reviewing and directing the work performed by our internal audit department; reviewing, either alone or in conjunction with the Risk Committee, the regulatory examination reports received by us and our subsidiaries; consulting with the independent and internal auditors about the adequacy of internal controls; establishing and maintaining a policy and procedures in connection with related person transactions between the Corporation and its executive officers and directors; and approving changes to and waivers, if any, from the Corporation’s Code of Conduct for executive officers and directors. (See also “Report of the Audit Committee” and the discussion of “Pre-approval of Services Rendered by Independent Auditors” in this proxy statement.)

Risk Committee

The Risk Committee was established on January 1, 2007 upon the reorganization of our Audit and Risk Management Committee into two separate committees. The Risk Committee is composed of Ms. Zuraitis (Committee Chair), Mr. Goodrich, Mr. McGinty, Mr. Molendorp and Mr. Odden. The Board of Directors has determined that each member of the Committee is “independent.” The Risk Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com. The Committee has the primary responsibility for assisting the Boards of Directors of the Corporation and our principal subsidiaries in fulfilling their oversight responsibilities with respect to the existence, operation and effectiveness of the enterprise-wide risk management programs, policies and practices. Responsibilities include reviewing enterprise-wide risk management and compliance policies and programs for, and reports on, the Corporation and its subsidiaries; approving and adjusting risk limits subject to ratification by the Corporation and Bank boards; and consulting with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed. Our Risk Committee held five meetings in 2008.

Compensation Committee

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee grants stock-based incentives to our executive officers, and directs the administration of our incentive, compensation and executive benefit plans.

The current members of the Compensation Committee are Ms. Dean (Committee Chair), Ms. Lauderback and Mr. Odden. The board has determined that each of Ms. Dean, Ms. Lauderback and Mr. Odden is “independent” for purposes of the NYSE listing standards and SEC regulations. Our Compensation Committee held six meetings in 2008.

Our Board of Directors has adopted a charter for the Compensation Committee, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com.

In October 2007, the Committee engaged Towers, Perrin, Forster & Crosby, Inc., (“Towers Perrin”), a human resources consulting firm, as its executive compensation consultant to conduct an annual review of our total compensation program for executive officers. Through May 2007, the Committee had engaged Watson Wyatt Worldwide as its executive compensation consultant. The executive compensation consultant provides data and analyses that serve as the basis for setting executive officer and director compensation levels and advises the Committee on compensation decisions. The executive compensation consultant also advises the Committee on the structure of executive officer programs, which includes the design of incentive plans and the forms and mix of compensation. In addition to advising the Committee, the executive compensation consultant provides compensation consulting services to the Corporation and its subsidiaries that are reported back to the Compensation Committee.

The agenda for meetings of the Compensation Committee is proposed by the Committee’s Chair with input from other Committee members and assistance from our Chief Executive Officer and our Chief Administrative Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer, the Chief Financial Officer and the Chief Administrative Officer. At the Committee’s request, the executive compensation consultant also attends meetings. At each regularly scheduled meeting, the Committee meets in executive session without any of the members of management present. The executive compensation consultant attends executive sessions as requested by the Committee. The Committee’s Chair regularly reports the Committee’s recommendations on executive compensation to our Board of Directors.

Our human resources department also supports the Committee in its duties. Along with the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, and other officers, the human resources department may be delegated authority by the Committee to fulfill certain administrative duties regarding the Corporation’s compensation programs. The Compensation Committee has the authority under its charter to retain, review fees for, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The Chief Executive Officer provides the Committee with his assessment of the performance of the Chief Financial Officer, the Chief Administrative Officer, and each of the line-of-business presidents, and his perspective in developing his recommendations for their compensation. The Committee discusses each Named Executive Officer in detail and the compensation recommendations of the Chief Executive Officer, including how these recommendations compare against external market data. The Committee approves all compensation of executive officers.

The Compensation Committee establishes the Chief Executive Officer’s compensation, taking into consideration the performance appraisal as conducted by the Governance Committee, described in the Governance Committee section below.

Governance Committee

The Governance Committee, which serves as a standing nominating committee of the Board of Directors, is composed of Mr. Odden (Lead Director and Committee Chair), Mr. Goodrich, Mr. Kling and Mr. McGinty. The Board of Directors has determined that each member of the Governance Committee is “independent” for purposes of the NYSE listing standards and SEC regulations. The Committee, which held two meetings in 2008, operates under a written charter adopted by the Board of Directors, a copy of which can be found in the “Corporate Governance” section of the Corporation’s website at www.irwinfinancial.com.

The Governance Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, mix of experience and skills on the Board, size of the Board and the terms of its members, director compensation, and the retirement policy for directors. In discharging its responsibility for screening and recommending candidates for election to the Board, the Governance Committee periodically evaluates the Board’s effectiveness and composition, including matters such as the business and professional experience (including any requisite financial expertise or other special qualifications), background, age, current employment, community service and other board service of its members, as well as racial, ethnic and gender diversity of the Board as a whole. The Governance Committee considers a candidate’s qualifications in light of these criteria, as well as its assessment of whether a candidate can make decisions on behalf of, or while representing, the Corporation that are aligned with our Guiding Philosophy, which is posted at www.irwinfinancial.com. The Committee will also consider a candidate’s “independent” status in accordance with applicable regulations and listing standards, as well as any conflicts of interest the candidate may have in serving on the Board of Directors. The Governance Committee recommended that the four Director Nominees stand for election at the Annual Meeting this year.

The Governance Committee will consider director candidates recommended by security holders from time to time, provided that such a recommendation is accompanied by (i) a sufficiently detailed description of the candidate’s background and qualifications to allow the Governance Committee to evaluate the candidate in light of the criteria described above, (ii) a document signed by the candidate indicating his or her willingness to serve if elected, and (iii) evidence of the nominating security holder’s ownership of the Corporation’s common stock. Any such recommendation and related documentation must be delivered in writing to Lance Odden, currently our Lead Director, in care of Irwin Financial Corporation, PO Box 929, Columbus, Indiana 47202-0929.

The Governance Committee also reviews and makes recommendations to the Board of Directors regarding director compensation and manages the Chief Executive Officer’s performance appraisal process that includes input from each of the independent directors. The Committee discusses the assessment of the Chief Executive Officer’s performance in executive session (without the Chief Executive Officer present) with all other members of the Board, which includes all members of the Compensation Committee.

The Governance Committee has also approved guidelines for director ownership of the Corporation’s common stock. See the discussion under the section “Securities Ownership of Directors and Management.”

Joint Management Structure and Compliance Committee

The Joint Management Structure and Compliance Committee is a joint committee of the Boards of Irwin Financial Corporation and its subsidiary, Irwin Union Bank and Trust, created to comply with the written agreement entered into on October 10, 2008 by our holding company and our state-chartered bank subsidiary with the Federal Reserve Bank of Chicago and the Indiana Department of Financial Institutions (the “Written Agreement”). The Committee monitors compliance with the Written Agreement. The Committee engaged independent consultants to perform a review of management pursuant to the requirements of the Written Agreement, which review was completed in November 2008. Members of the Committee are Mr. Odden (Committee Chair), Ms. Dean, Mr. McGinty, Mr. Molendorp, and Ms. Zuraitis. The Committee held eight meetings in 2008. (Ms. Dean became a member of this Committee in January 2009.)

Executive Committee

The Executive Committee consists of the non-management directors of our Board. Its purpose is to meet regularly in executive session without employee directors or management present. (Our Chief Executive Officer, Chairman and President is the only employee director currently on the Board.) The Committee meets at least four times per year in executive session without management for a general discussion of relevant subjects. Additional meetings of the Committee may be held from time to time as required. Lance Odden, who has been designated the Lead Director and appointed the Chair of the Executive Committee by the non-management directors, presides over such executive sessions and is responsible for communicating any concerns or conclusions expressed in these sessions to management. The Committee has the power to act on the Board of Directors’ behalf at such times as may be designated by the Board of Directors to conduct the business of the Board of Directors, subject to limitations imposed by law, our articles, our by-laws, or resolutions of our Board of Directors. The Committee held 43 meetings in 2008.

COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives and Rewards

Our executive compensation program focuses on the total compensation of our Named Executive Officers listed in the “Summary Compensation Table” and seeks to provide competitive compensation that varies with our performance in achieving our financial and non-financial goals. Our compensation system balances the following goals:

•	Attract, motivate and retain talented individuals as executives who can execute our business strategy while upholding our values as set forth in our Guiding Philosophy;

•	Reward performance by Named Executive Officers at a level that is competitive for their positions and performance in the banking industry; and,

•	Link a substantial portion of total Named Executive Officer compensation to the performance of the Corporation so that the interests of Named Executive Officers will align with our shareholders through a balance of our short-term and long-term incentive compensation plans.

Executive Compensation Process

The Compensation Committee of the Board of Directors (the “Committee”) directs the design of and oversees our executive compensation programs. A discussion of the Committee’s structure, roles and responsibilities and related matters can be found above under the section “Compensation Committee.”

The Committee’s practice generally is to manage total target compensation for Named Executive Officers annually to approximately the median of the competitive market. Through the range of opportunities provided in our short-term incentive plans and long-term incentive plans (each discussed more fully below), actual payments may exceed median when performance exceeds targeted objectives and fall below the median when performance is below target. An individual Named Executive Officer’s total compensation in any given year may be set above or below median depending on experience, recruiting needs, the executive’s performance, and the Corporation’s performance, and applicable regulations.

The Committee considers a variety of sources of market data to benchmark the competitiveness of our compensation packages. These include both publicly available financial company compensation surveys and proxy statement data from peer companies. Our executive compensation consultant annually recommends to the Committee relevant compensation surveys, works with management in establishing a peer group for benchmarking and recommends weightings of the data sources.

The Committee attempts to select peer group members that have attributes similar to those of the Corporation and that are of comparable asset size. In 2008, our peer group consisted of 20 banking and financial services companies. Most of these companies were regional banks spread throughout the United States. The median asset level of these 20 companies was approximately $6.6 billion. The range of asset levels for our peers was approximately $3.8 billion to $10.4 billion. Our peer group for 2008 included: Bank Atlantic Bancorp, Capitol Bancorp Ltd., Capital Federal Financial, Cathay General Bancorp, FNB Corporation, First Charter Corporation, First Commonwealth Financial Corp., First Merchants Corporation,

First Midwest Bancorp Inc., Glacier Bancorp Inc., National Penn Bancshares Inc., Northwest Bancorp Inc., Old National Bancorp, Pacific Capital Bancorp, Provident Bankshares Corp., Trustmark Corporation, UMB Financial Corporation, United Bankshares Inc., Wesbanco Inc., and WinTrust Financial Corporation. The peer group information was collected and presented to the Committee by our executive compensation consultant. The use of these market benchmarks, while helpful to the Committee in determining executive compensation, is principally intended to assist the Committee as a point of reference and is not considered to be determinative in the Committee’s decision-making process.

To account for inexactness in measurement techniques, we consider a market competitive compensation range to be plus or minus ten percent around the weighted average of medians drawn from the compensation surveys and peer company proxy statement data.

Annually, the Committee reviews for each Named Executive Officer a tally sheet setting forth all compensation, a five-year history of all compensation, all equity awards granted in the past ten years, current equity ownership, and gains received over the past ten years from long-term incentives including exercise of stock options, disposition of granted shares, and performance unit plans. Performance measurements used tend to emphasize financial performance, but the Committee also considers critical strategic or operational objectives.

The Corporation’s decision to pursue a restructuring plan in 2008 substantially changed the performance goals of some Named Executive Officers, and materially impacted the financial performance of the Corporation primarily due to restructuring costs. As a result, the Committee has directed adjustments to the compensation of selected Named Executive Officers in the form of salary reductions, downward modifications of performance-based incentives and the addition of short-term retention incentives. Although these actions are not designed with the benefit of peer group information (which tends to be too old for short-term decision making), the Committee felt that the overall economic and operating environment in 2008 (and continuing today) should be reflected in the executive compensation process.

Elements of Executive Compensation

For the year ended December 31, 2008, the principal components of compensation for Named Executive Officers were:

A.   Base salary

B.   Annual short-term incentive

C.   Long-term incentives

D.   Retirement and other benefits

E.	Perquisites and other personal benefits appropriate to the managerial role and responsibility of the executive.

F.   Retention payments for certain executive officers.

A significant percentage of total compensation for Named Executive Officers was allocated to long-term incentives. This provides a link between their total compensation and the performance of the Corporation and its stock. We have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee annually reviews examples from other similar companies of the level and mix of incentive compensation. In addition, as noted above, the Committee weighs important environmental factors in determining the level and mix of incentive compensation.

A. Base Salary

The Committee believes a market-median base salary is important in achieving the goal of attracting and retaining qualified executives and compensating them for services rendered during the year. As noted above, we determine base salary market median by analyzing data from publicly available compensation surveys and from proxy statement data of the selected peer companies. In the publicly available compensation surveys, we are able to look at salary data specific to our industry, our asset size and our revenue size. We look at the 25th, 50th and 75th percentile for base salary in the external market, but our focus is on a range of 10 percent above or below the calculated median.

In its review of base salaries for Named Executive Officers, the Committee considers the market data as described above, as well as the individual’s performance. Base salaries are reviewed at least annually as part of the Corporation’s performance review process or upon a promotion or other change in job responsibility.

In 2008, because of poor consolidated financial performance in 2007, the Committee made no change to base salaries for Messrs. Miller, Ehlinger, Kime and Ms. Martin-Leano, and one other executive officer.

On March 27, 2009, the Corporation, upon the approval of the Committee, agreed to reduce the base salaries of three Named Executive Officers, plus one other executive officer. These reductions were implemented in response to the current economic environment and conditions in the banking industry and are aligned with the restructuring of the Corporation and its business subsidiaries. Specifically, Mr. Miller had his base salary reduced 25 percent from $650,000 to $487,500 annually. Mr. Ehlinger had his base salary reduced ten percent from $316,000 to $284,400 annually. Mr. Kime had his base salary reduced ten percent form $304,000 to 273,600. These reductions became effective on April 1, 2009.

B.	Annual Short-Term Incentive

We provide an annual incentive under our short-term incentive plans. The annual short-term incentive is based on three main principles:

•	We seek to align compensation with the Corporation’s strategic and tactical goals.

•	The annual short-term incentive is calibrated to performance and to market standards.

•	Clarity of design and understanding is essential for the short-term incentive to be motivating.

The annual short-term incentive is the component that provides a variable current cash compensation reward for current performance meeting or exceeding certain targets established by the Committee. Each Named Executive Officer participating in the annual short-term incentive plan has a target opportunity expressed as a percentage of base salary. Payments are calculated as a percentage of the target opportunity, depending on company performance. We believe that this method, when combined with properly selected performance targets and our long-term incentives, rewards managers for balancing current performance with the need to make investments in future performance and for managing risk.

As with base salaries, we determine market median for total cash compensation (base salary plus short-term incentive) by analyzing data from publicly available compensation surveys and from proxy statement data of the selected peer companies. We also look at total cash compensation at the 25th and 75th percentiles from the data. The target payouts are generally set to provide total cash compensation comparable to the market median.

The 2008 target award opportunity for each Named Executive Officer was as follows:

Target Award
Named Executive	Expressed as % of
Officer	Base Salary
William I. Miller	75%
Gregory F. Ehlinger	55%
John W. Rinaldi	50%
Jocelyn Martin-Leano	55%
Bradley J. Kime	55%
Joseph R. LaLeggia (1)	50%

(1)	Mr. LaLeggia served as one of our executive officers through July 30, 2008, when he resigned as President of the commercial finance line of business in connection with agreements to sell substantially all of our small-ticket leasing assets.

Line-of-business presidents receive the majority of their target annual incentive awards based upon the performance of their respective companies and the remainder based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between lines of business. In contrast, the short-term incentive awards for executive officers of lines of business who are not presidents of the Corporation’s lines of business are tied fully to the performance of the lines of business. The one exception in 2008 was the president of our franchise business, who became an executive officer in the fourth quarter of 2008 and for whom 100 percent of his target annual incentive remained tied to the performance of his line of business.

We believe that the best performance targets are those that are objectively and consistently measured, easily understood by plan participants, and aligned with important corporate objectives. Our historic preference has been to use return on equity or net income as a primary basis of performance targets. We believe that return on equity effectively measures how successfully management has invested shareholders’ equity and net income measures the Corporation’s operational success. This return can be compared to both the theoretical cost of equity based on financial models measuring the rate of an asset’s return, such as the Capital Asset Pricing Model, the returns of other financial services companies and the estimated required rate of return of investors.

Additionally, performance targets may be based upon, or modified by, among other objectives, historical and expected industry performance, profit plans for each line of business, operating and strategic objectives, and qualitative factors including retention, regulatory compliance, and risk management. The relative weighting of performance targets may change from one period to the next in order to manage short-term retention, competitive or other risks, or goals. However, we believe that over the long-term, performance targets should reflect overall Corporation performance. To the extent that actual performance differs from target, incentive payments increase or decrease from targeted amounts.

For 2008, the Committee chose return on equity as the key short-term incentive measure for the commercial finance line of business because it is a simple measure of return on investment that is understood by executives and is aligned with the interests of the Corporation’s sources of capital. The commercial banking line of business chose banking deposit volume and net income as its key short-term incentive measures. Each of these performance measures was weighted equally for the commercial banking line of business. The commercial banking line of business also has a profit sharing plan that pays the same percentage of salary to each bank employee at given levels of net income. For the home equity line of business, in addition to net income, operational performance targets and risk management control systems were also included because of the Corporation’s announced plan to sell or wind-down the home equity business and the desire to retain good managers. Each of these three performance measures was weighted differently for the home equity line of business. Net income was weighted 20 percent, operational performance was weighted 50 percent, and risk management control systems was weighted 30 percent. In addition, the short-term incentive plans at all three lines of business included a modifier for compliance and risk management, which the Committee has discretion to apply. In 2008, the Committee chose not to adjust annual incentives based on this modifier.

Following the close of the year, the Committee determines the extent to which the performance criteria have been achieved and, if they have, the amount of the award earned. This determination is formulaic, although the Committee can exercise its discretion to reduce the amount of the award earned for the performance achieved.

Performance targets and the calculated incentives as a percent of target for the Named Executive Officers at the parent company and lines of business in 2008 were as follows:

	IFC		Commercial	Commercial Banking (6)
	Consolidated		Finance	Factors of:		Home Equity Factors of:
						Functional
			Return on	Deposit	Net Income	Unit	Risk		Net
	Performance		Equity	Volume	Amount	Performance	Management		Income
Target Performance	(1)		13%	$450 million	$20.9 million	(2)	(3)		$0

Incentives Calculated as % of Target	20.5	% (4)	0%	0%	0%	31.2% (5)	25	% (5)	0% (5)

(1)	Target performance is tied to the economic capital weighted average of the line-of-business payouts.

(2)	Target performance is measured by the percent of goals that are achieved within each functional unit at the home equity line of business.

(3)	Target performance is measured by satisfactory results for the home equity line of business in risk management and compliance.

(4)	Executive officers recommended to the Committee that any incentive payment they would by formula receive from the Corporation’s 2008 consolidated performance be reduced to zero. Mr. Miller, Mr. Ehlinger and one other executive officer will receive no incentive payment for 2008 performance (their entire short-term incentive opportunity is paid by the Corporation’s performance target). No portion of Mr. Rinaldi’s 2008 short-term incentive is paid by the parent company performance target. Mr. Kime and Ms. Martin-Leano will receive no payment for the portion of their target incentive that is tied to parent company consolidated results.

(5)	The blended payout for all three factors is 23.1 percent.

(6)	In April 2008, the commercial banking line of business requested and received approval from the Commercial Bank Management Committee to change the structure of the annual Short-Term Incentive Plan for all bank employees except Mr. Kime, a Named Executive Officer. The changes included moving to quarterly payments and reset of goals. Funding Gap Reduction was also added as one of the quarterly goals under the revised plan structure. These changes were made to help address retention concerns while still keeping bank employees focused on key business metrics. The changes resulted in incentive payouts in some quarters to some bank employees. The revised short-term incentive plan structure for the commercial banking line of business resulted in an annual “Incentive Calculated as a percent of Target” of 28.2 percent which was paid quarterly. Mr. Kime, the Commercial Banking Named Executive Officer, was measured annually on the original structure and as such, received a zero payout based on 2008 performance. The commercial banking line-of-business performance from the revised short-term incentive plan structure (28.2 percent) was used as the input for the Corporation’s consolidated line-of-business performance.

The lines of business and the Corporation (“IFC Consolidated”) consolidated short-term incentive plan payout multiples in 2008 for Named Executive Officers are as follows:

2008 Short-Term Incentive Multiples	IFC Consolidated	Commercial Finance	Commercial Banking	Home Equity	Franchise
ROE Multiple	N/A	0.000	N/A	N/A	2.533
Functional Unit Performance Multiple	N/A	N/A	N/A	0.156	N/A
Regulatory Ratings Control Systems Multiple	N/A	N/A	N/A	0.075	N/A
Net Income $ Multiple	N/A	N/A	0.000	0.000	N/A
Deposit Growth and Volume Multiple	N/A	N/A	0.000	N/A	N/A
Overall (Blended) Multiple	0.205	0.000	0.000	0.231	2.217

The 2008 performance of the Corporation (“IFC Consolidated”) short-term incentive plan was based on the weighted average results of each line of business short-term incentive plan payout as illustrated in the table below.

	STIP Payout Multiple	Capital Allocation	Weighted Average
Commercial Finance	0.000	$108.0 MM	0.000
Commercial Banking (1)	0.282	$219.6MM	0.136
Home Equity	0.231	$150.4MM	0.069
IFC Consolidated	N/A	$478.0MM	0.205

(1)	Different measures were used for the broad Commercial Banking population compared to the net income and deposit growth measures used for Mr. Kime.

In January 2009, the Corporation’s executive officers informed the Committee that they would waive their right to receive any payments related to the parent company portion of the 2008 short-term incentive multiples in the event the Committee were to approve such payments. The Committee assessed overall financial performance of the Corporation in 2008 and the effect this decision would have on executive officer retention and motivation. The Committee consulted with executive officers affected by the waiver information and took into consideration that this action was recommended by the Corporation’s executive officers. The Committee also consulted with the executive compensation consultant on this action. This waiver applies to Named Executive Officers Miller, Ehlinger, Kime, Martin-Leano, and one other executive officer. The line-of-business short-term incentive plans paid as displayed below for Mr. Rinaldi and Ms. Martin-Leano. Mr. Kime received no line-of-business payment. The following table shows the direct impact this action had on each Named Executive Officer.

Payments Under Short-Term Incentive Plans

	William I.	Gregory F.	John W.	Jocelyn	Bradley J.
	Miller	Ehlinger	Rinaldi	Martin-Leano	Kime
Formulaic Incentive Payment for 2008 Consolidated Performance	$100,101	$35,687	N/A	$6,242	$6,242
2008 Line-of-Business Incentive Earnings	N/A	N/A	$293,715	$31,601	$0
Total Formulaic Payments	$100,101	$35,687	$293,715	$37,843	$6,242
Formulaic Incentive Payment for 2008 Consolidated Performance Not Paid (waived by the executive officer where applicable)	$(100,101)	$(35,687)	N/A	$(6,242)	$(6,242)
Net Payment Incentive	$0	$0	$293,715	$31,601	$0

At the beginning of 2008, Mr. Rinaldi was not a Named Executive Officer. His status changed mid-year after the sale of the small-ticket leasing business. Mr. Rinaldi’s short-term incentive was based 12.5 percent on the consolidated performance of the commercial finance line of business and 87.5 percent on the performance of the franchise business, which was one segment of the commercial finance line of business in 2008. Mr. Rinaldi received higher short-term incentive payouts, as a percentage of his base salary, because the line of business for which he was responsible met its financial performance objectives. In 2008, the short-term incentive for Ms. Martin-Leano was based 82 percent (45 percent of a total target of 55 percent of salary) on the performance of the home equity line of business, and 18 percent (10 percent of a total target of 55 percent of salary) on the Corporation’s short-term incentive plan, which was tied to the economic weighted capital average of the line-of-business payouts. In 2008, the short-term incentive for Mr. Kime was based 82 percent (45 percent of a total target of 55 percent of salary) on the performance of the commercial banking line of business, and 18 percent (10 percent of a total target of 55 percent of salary) on the Corporation’s short-term incentive plan, which was tied to the economic weighted capital average of the line-of-business payouts. Mssrs. Miller, Ehlinger and Kime and Ms. Martin-Leano received no payouts due to respective performance of the Corporation on a consolidated basis. Mr. Kime received no payment due to the performance of the commercial banking line of business. Ms. Martin-Leano received a mid-year payout due to the performance of the home equity line of business, but no additional payments at year-end.

Amounts earned under our short-term incentive plans for 2008 are reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”

C. Long-Term Incentives

Long-term incentive plans encourage building the value of the Corporation over the long term and balance the short-term incentives provided by annual incentive plans.

The form of long-term incentives for parent company executives in 2008 was a combination of performance-based restricted stock and non-qualified stock option grants, and the form of incentives for line-of-business presidents was a combination of performance-based restricted stock, stock options and performance unit plan grants.

For Named Executive Officers, the Committee sought current and long-term incentive compensation market data from the financial services industry and selected peer companies. The Committee also compared the expected value of each officer’s grant to the Named Executive Officer’s current base compensation. The value of each Named Executive Officer’s grant was based upon the market median value of the data analyzed. The Committee also considered Named Executive Officer grants as a percentage of total equity grants and as a percentage of outstanding common equity.

In order to balance delivering a market competitive equity grant to employees with acceptable annual shareholder dilution rates relative to the number of shares granted in 2008, the Committee delivered to Named Executive Officers, 80% of the market competitive expected value in performance-based restricted stock, and 20% of the market competitive expected value in stock options. The one exception was the grant made to Mr. Miller. Mr. Miller’s grant of both performance-based restricted stock and stock options was reduced significantly below market levels in order for the Committee to maintain an acceptable annual shareholder dilution rate. After receiving input from Mr. Miller, the Committee felt it was important to maintain market competitive grants for the other Named Executive Officers while only reducing Mr. Miller’s individual grant to achieve the desired shareholder dilution rate.

For long-term incentive, all Named Executive Officers received non-qualified stock option grants in 2008. With the exception of Mr. Rinaldi, all Named Executive Officers also received performance-based restricted share grants in 2008. Mr. Rinaldi received a time-based restricted stock grant since he was not a Named Executive Officer at the time the restricted stock was granted.

The Committee believed that the combination of performance-based restricted stock and non-qualified stock options would provide an effectively balanced incentive for management to improve the Corporation’s financial performance. All executive officers received approximately 80 percent of the value of the parent company portion of their long-term incentive awards in performance-based restricted stock, with the exception of Mr. Rinaldi who received time-based restricted stock, and approximately 20 percent in stock options. In the recent past, the parent company portion of the long-term incentive has been heavily weighted towards, or entirely in the form of, stock options. The Committee reduced the use of stock options to reduce potential dilution of existing shareholders, to encourage retention of officers, and to reflect changing market practice. The Committee consulted its executive compensation consultant on these issues.

Equity Incentives

A portion of long-term incentive grants is delivered in the form of Corporation common stock or options to acquire Corporation common stock. All equity grants to our executive officers require Committee approval. In 2008, two forms of equity grants were made, stock options and restricted stock. Five restricted stock grants were performance-based, with the remaining restricted stock grants being time-based, which the Committee viewed as consistent with market practice and expectations.

The performance-based restricted stock granted in 2008 is subject to a three calendar years’ vesting measurement period commencing on January 1 of the year the award was granted and ending on December 31 of the second full year following the year in which the award was granted. The restricted period commences on the date of the award and ends on the Committee Certification Date, which is the date on which the Compensation Committee certifies the calculation of the percentage of vested shares based on the Corporation’s average incentive payout level relative to target performance under the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan during the three years of the vesting measurement period following the end of the vesting measurement period. The number of shares of restricted stock that do not vest at the end of the restricted period shall automatically be forfeited and returned to the Corporation. Dividends are subject to vesting and forfeiture to the same extent as the underlying restricted stock. During the restricted period, the performance-based restricted shares granted can be voted by the Named Executive Officers.

All stock options granted in 2008 are subject to a vesting schedule where 25 percent of each grant is vested on the date of the grant and 25 percent vests on the grant’s anniversary date in each of the three years following the grant. If not exercised, the options expire in ten years (or earlier in the case of termination of employment). A summary of all outstanding stock options, unvested performance-based restricted stock grants, unvested time-based restricted stock grants and additional terms and conditions is set forth in the “Outstanding Equity Awards at Fiscal Year End 2008” table under the section “Exercises and Holdings of Previously Awarded Equity.”

The stock option exercise price and the value used for determining the number of performance-based and time-based restricted stock grants awarded are equal to the closing market price of our stock on the date the Committee approves the grants. A summary of all the stock option grants made to our Named Executive Officers in 2008 is set forth in the table under the section “Grants of Plan-Based Awards in Fiscal Year 2008.”

Line-of-Business Performance Unit Plans

Performance unit plans are in place for all of the Corporation’s lines of business. These plans serve to motivate line-of-business managers to increase the value of their respective segments over time. For 2008, line-of-business presidents received two-thirds of their annual long-term incentive grant from these plans. The remaining one-third of the long-term incentive for a line-of-business president was received in the form of performance-based restricted stock and stock options except for Mr. Rinaldi who received his restricted stock as time-based restricted stock.

The performance unit plans all have the same fundamental design. The plans call for annual grants, each with a three-year term. The grants are similar to restricted stock in that grantees have rights to the full value of the performance unit, not just appreciation. Performance unit plan grants vest depending on how the line of business achieves short-term incentive targets over the three-year grant period. If the line of business achieves short-term incentive targets or better, on average, over the three-year period, 100 percent of the grants will vest. If the line of business achieves threshold for payment or worse, on average, none of the grants will vest. Vesting is pro-rated between threshold and target. Payment is normally made in cash at the end of the three-year period.

The performance unit grants made to Messrs. Rinaldi and Kime and Ms. Martin-Leano in 2008 are set forth in the table under the section “Grants of Plan-Based Awards in Fiscal Year 2008.” A performance grant made to Ms. Martin-Leano in 2006, which grant was designed to be a three year grant for 2006, 2007, and 2008, was cancelled in February 2008 by the Committee, because it was unlikely to provide any incentive. Performance units were also granted to Mr. LaLeggia in 2008, but no payment was made when Mr. LaLeggia terminated his employment with the company on July 30, 2008.

D. Retirement and Other Benefits

Our employee benefit plans, including 401(k) savings plans, health, life, disability insurance and other employee benefit programs, are an important component of our compensation system. We believe it is important to offer these benefits in order to remain competitive in recruiting and retaining talented employees. Named Executive Officers are eligible to participate in the same employee benefit plans offered to our general employee population. With the exception of the Irwin Financial Corporation Restated Supplemental Executive

28.1

Retirement Plan (the “SERP”) and perquisites discussed below, we offer these benefits generally on the same terms to Named Executive Officers as to all other employees.

The Internal Revenue Service limits reduce the benefits that an employee can earn under the basic formula of the Irwin Financial Corporation Employees’ Pension Plan (the “Employees’ Pension Plan”). As a result, the Corporation provides an additional benefit under the SERP. The SERP is provided to executive officers in order to make them whole for the benefits under the basic formula that could not be provided under the Employees’ Pension Plan due to these limits. The SERP is not funded and is a general obligation of the Corporation. As of January 31, 2009, the Board of Directors implemented a freeze of the Irwin Financial Corporation Employees’ Pension Plan and the individual SERPs. Upon retirement eligibility, employees will receive the pension benefits they accrued prior to the freeze. The Plans were closed to new participants after January 31, 2009. See the section “Post Employment Compensation” for further discussion of the Employees’ Pension Plan and the SERP.

E. Perquisites and Other Personal Benefits

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with the overall compensation program. These perquisites and other personal benefits better enable the Corporation to attract and retain talented employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers. Costs of the perquisites and other personal benefits for the Named Executive Officers in 2008 are included in the “All Other Compensation” table under the section “Supplemental Annual Compensation Tables.”

F. Retention Payments for Certain Executive Officers

On October 10, 2008, the Committee approved a series of contingent retention incentive payments to Mr. Ehlinger, Mr. Kime, and one other executive officer. The payments were made in four (4) equal installments, as of the end of each month starting on October 31, 2008. Each installment was contingent on each executive’s remaining employed with the Corporation as of the payment date. Under this arrangement, Mr. Ehlinger received payments totaling $105,332 and Mr. Kime received payments totaling $101,322. Mr. Ehlinger received $78,999 of these payments in 2008 and $26,333 in 2009. Mr. Kime received payments totaling $75,999 in 2008 and the remaining $25,333 payment in 2009. On August 27, 2008, the Committee approved a series of contingent retention incentive payments for Ms. Martin-Leano. Two installments totaling $62,500 were paid in 2008, contingent on Ms. Martin-Leano remaining employed with the Corporation as of the payment date. The third and final installment of $62,500 will not be made because the conditions were not met by closing a platform purchase transaction for the home equity line of business between Roosevelt Management Company, LLC, Irwin Home Equity Corporation and Irwin Financial Corporation. On March 27, 2009 the Committee approved a new retention incentive agreement for Ms. Martin-Leano. A single payment of $62,500 will be made if Ms. Martin-Leano meets certain conditions. Those conditions include the Corporation’s transition out of the home equity line of business. The transition out of this business could occur in a variety of ways, including, without limitation, a completed sale or other disposition of the platform, servicing, and residual components of the business, either as a whole or in individual parts. The completed transition could also occur through a wind-down and closure of the business or through a combination of any of the above events or other events. Regardless of the form of transition by the Corporation, the Management Committee of Irwin Home Equity will determine the point at which the nature of the Corporation’s transition is such that the retention payment shall be made. After the Corporation has completed its transition out of the business, the Corporation will pay the retention payment to Ms. Martin-Leano on the condition that she has used her best profession efforts in assisting with the transition or any related events, and on the further condition that she is employed by the Corporation when the transition is completed.

Executive Compensation Consultant

The firm of Towers Perrin has provided executive compensation advice to the Committee since October 2007. The firm was engaged directly by the Committee, not by management. Executive officers and other management assist the Committee in preparing materials for Committee meetings and discussion. With regard to compensation matters involving the executive officers of the Corporation, the compensation consultant reports directly to Committee members. The compensation consultant also periodically provides the Committee information on the nature and scope of services it provides the Corporation other than with regard to compensation of the executive officers.

Employment Agreements, Separation from Service, Change in Control

The only Named Executive Officer who had an employment agreement was Mr. LaLeggia, who resigned from the Corporation at the close of business on July 30, 2008, in connection with the sale of the Corporation’s Canadian small-ticket leasing business and the Corporation’s U.S. small-ticket leasing portfolio. A description of the payments made to Mr. LaLeggia in connection with the job elimination is also set forth in the section “Potential Payments on Termination of Employment or Change in Control.”

Executive Stock Ownership

The Committee annually reviews the stock ownership level of each executive officer. Given the alignment of management’s interest with those of shareholders through Mr. Miller’s ownership stake in the Corporation, the Committee has not adopted formal stock ownership guidelines at this time. The Corporation’s Insider Trading Policy prohibits executive officers from margining Irwin Financial stock in the form of a pledge to a broker as collateral or otherwise pledging Irwin Financial stock.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Sally A. Dean (Committee Chair)	Brenda J. Lauderback	Lance R. Odden

Executive Compensation and Related Information

Summary Compensation Table for 2006, 2007 and 2008

The following table summarizes the compensation of our Named Executive Officers for the fiscal years 2006, 2007 and 2008. The Named Executive Officers are (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) the three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, ranked by their total compensation in the table below (reduced by the amount under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column). In addition, the former commercial finance line of business President, Joseph LaLeggia, is included in the table for 2008 because his total 2008 compensation exceeded that of certain other Named Executive Officers. Mr. LaLeggia ceased being an executive officer after July 30, 2008. Amounts other than salary are reported on an accrual basis.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)(6)	($) (7)(8)	($) (9)	($)
William I. Miller	2008	$650,000		$24,688	$291,262	$0	$331,412	$9,218	$1,306,580
Chief Executive Officer,	2007	$650,000		$0	$414,247	$0	$140,846	$8,898	$1,213,991
Chairman and President	2006	$650,000			$548,395	$150,052	$212,573	$78,808	$1,639,828

Gregory F. Ehlinger	2008	$316,000	$78,999	$35,187	$107,619	$0	$58,506	$8,343	$604,654
Chief Financial Officer	2007	$316,000		$13,893	$134,109	$0	$11,869	$8,312	$484,183
	2006	$312,333			$117,003	$53,495	$45,633	$7,689	$536,153

John W. Rinaldi	2008	$258,750		$12,637	$20,755	$419,327	$59,290	$26,406	$797,165
President, Franchise

Jocelyn Martin-Leano (10)	2008	$304,000	$62,500	$10,800	$31,058	$31,601	N/A	$71,701	$511,660
President, Home Equity	2007	$301,000		$4,254	$35,619	$80,945	N/A	$24,183	$446,001

Bradley J. Kime (10)	2008	$304,000	$75,999	$10,800	$31,467	$0	$88,843	$15,103	$526,212
President,	2007	$301,000		$4,254	$38,300	$46,440	$99,420	$14,942	$504,356
Commercial Banking	2006	$288,333			$32,511	$136,740	$98,763	$14,745	$571,092

Joseph R. LaLeggia (11)	2008	$173,637	$74,978	$0	$50,835	$187,102	N/A	$85,385	$571,937
Former President,	2007	$362,213		$0	$57,849	$483,167	N/A	$71,891	$975,120
Commercial Finance	2006	$300,626			$36,284	$205,822	N/A	$57,226	$599,958

(1)	Includes amounts directed by the Named Executive Officer to be contributed on a pre-tax basis to our tax qualified savings plans.

(2)	Represents payments made as part of a short-term retention plan for Messrs. Ehlinger and Kime and Ms. Martin-Leano. Mr. LaLeggia was paid 80 percent of his target annual incentive pro-rated for time spent employed with Irwin in 2008 as a result of the successful sale of the Corporation’s Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio. This $91,383 CAD incentive was paid in the third quarter of 2008 upon completion of the sale.

(3)	Represents the compensation cost of performance-based restricted stock awards and a time-based restricted stock award granted to Mr. Rinaldi for financial reporting purposes for 2008 rather than the amount paid or realized by the Named Executive Officers. The total fair value of the performance-based and time-based restricted stock awards granted in 2008 is reported in the “Grants of Plan-Based Awards in Fiscal Year 2008” table below. The value as of the grant date for performance-based restricted stock awards, as required by Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”) is spread over the number of months of service required for the grant to become non-forfeitable. See Note 18 to the financial statements of our Report on Form 10-K for the year ended December 31, 2008 beginning on page 117. The Named Executive Officers may never realize any value from the amounts reflected in this column.

(4)	Represents the compensation cost of stock options for financial reporting purposes for 2008, 2007 and 2006, respectively, rather than the amount paid or realized by the Named Executive Officers. The total fair value of options granted in 2008 is reported in the “Grants of Plan-Based Awards in Fiscal Year 2008” table below. The value as of the grant date for stock options, as required by SFAS 123R, is spread over the number of months of service required for the grant to become non-forfeitable. In addition, expenses related to options granted before the years shown are included in this column as required under SEC proxy rules and SFAS 123R. We determine fair value using the Black-Scholes method under SFAS 123R with the assumptions and adjustments described in Note 18 to the financial statements of our Report on Form 10-K for the year ended December 31, 2008, on page 117. The Named Executive Officers may never realize any value from the amounts reflected in this column.

(5)	Represents the amount earned under our Short-Term Incentive Plans for the years shown but paid in the following year with respect to Messrs. Miller, Ehlinger, Rinaldi, LaLeggia and Kime and Ms. Martin-Leano.

(6)	This column reflects payments from previous performance unit plan grants that vested and were valued as of December 31, 2008, and which were paid in the first quarter of 2009 from performance units that were granted in 2006 for executives who were employed with the Corporation at the end of 2008. The vesting and value of Mr. LaLeggia’s performance units granted from 2006-2008 was determined at the time the Corporation sold the Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio when Mr. LaLeggia left the company effective at the close of business on July 30, 2008. The valuation of the commercial finance line of business was based on results reported through June 30, 2008. Mr. LaLeggia received a payout in the amount of $196,573 CAD from the 2006 grant, $31,467 CAD from the 2007 grant, and a zero payment from the 2008 grant. The sale of the small-ticket leasing business was treated as if a change in control had occurred at Irwin Commercial Finance Corporation (with a time-proration provision applied to the performance vesting calculation) for purposes of the performance unit payments for grants from 2006 to 2008. In a similar fashion, the vesting and value of Mr. Rinaldi’s performance units granted in 2006 and 2007 was determined as of July 30, 2008, when the Corporation sold the Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio. The valuation of the commercial finance line of business was based on results reported through June 30, 2008. The Compensation Committee felt there was a significant change in the commercial finance line of business with the disposition of small-ticket leasing assets and as such, decided to cash-out the 2006 and 2007 performance units for all remaining Franchise employees who were part of the commercial finance line of business. Mr. Rinaldi received an early cash-out from his 2006 and 2007 performance unit grants in the amount of $109,495 and $16,117, respectively. The Committee decided not to cash-out the 2008 performance unit grant for Mr. Rinaldi and instead, chose to let this grant run its full three-year performance cycle through December 31, 2010. This column does not reflect awards granted to current Named Executive Officers under our performance unit plans that may be earned and become vested based on future financial performance. Awards granted in 2008 under these plans are set forth in the “Grants of Plan-Based Awards in Fiscal Year 2008” table.

(7)	Solely represents an estimate of the increase to the accumulated present value of the age 62 early retirement benefits accrued by Messrs. Miller, Ehlinger, Rinaldi and Kime under our pension plans for 2006, 2007 and 2008 since a significant portion of the benefits under our pension plans is payable on an unreduced basis beginning at age 62. Assumptions are further described in the “Pension Benefits as of Fiscal Year End December 31, 2008” table under the section “Post Employment Compensation.” There can be no assurance that the amount shown above (and the related amount disclosed in footnote 8 below) will ever be realized by the Named Executive Officers. Please note there was a calculation error discovered for the 2007 Employees’ Pension Plan and SERP that resulted in an immaterial difference reported in last year’s table. The corrected values are listed in this table for 2007.

(8)	The change in accumulated present value of the age 65 normal retirement benefits accrued by Messrs. Miller, Ehlinger, Kime and Rinaldi under these plans for 2008, 2007 and 2006, respectively is as follows:

Name	2008	2007	2006
William I. Miller	$282,912	$155,032	$174,739
Gregory F. Ehlinger	$50,186	$17,257	$37,480
Bradley J. Kime	$76,274	$93,191	$81,557
John W. Rinaldi	$49,599

(9)	See the “All Other Compensation” table below for details regarding the amounts, including perquisites, reported in this column. The Named Executive Officers are also eligible to participate in our group life, health, hospitalization, medical reimbursement, and relocation plans that are offered to other employees on a non-discriminatory basis.

(10)	Mr. Kime and Ms. Martin-Leano received no increase to their base salary in 2008. The difference in base salary between 2007 and 2008 is due to an increase in base salary effective in May 2007. Base salary reported in this table is reported on a calendar year basis.

(11)	Mr. LaLeggia was paid in Canadian dollars. All components of Mr. LaLeggia’s compensation have been converted to U.S. dollars in the Summary Compensation Table at a rate of exchange where 1 USD = 1.2188 CAD for 2008 compensation. For 2007, Mr. LaLeggia’s compensation was converted to U.S. dollars at a rate of exchange where 1 USD = 0.9984 CAD. For 2006, Mr. LaLeggia’s compensation was converted to U.S. dollars at a rate of exchange where 1 USD = 1.1659 CAD. These rates of exchange were determined on the last business day of the respective calendar year.

Supplemental Annual Compensation Tables

All Other Compensation

The following table summarizes in detail the total amount of compensation reflected in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Executive Officer:

	Qualified		Paid Time Off	Other
	Savings	Life	Vacation	Taxable	Auto
Name	Plan (1)	Insurance (2)	Cash-out (3)	Benefits (4)	Payments (5)	Total
William I. Miller	$6,900	$1,518		$800		$9,218
Gregory F. Ehlinger	$6,900	$1,043		$400		$8,343
John W. Rinaldi	$5,788	$3,703	$4,615	$300	$12,000	$26,406
Jocelyn Martin-Leano	$6,900	$1,581	$63,220			$71,701
Bradley J. Kime	$6,900	$1,003			$7,200	$15,103
Joseph R. LaLeggia	$58,986		$11,144	$1,802	$13,453	$85,385

(1)	Reflects company matching contributions made by the Corporation to the 401(k) plan (and, in the case of Mr. LaLeggia, the Canadian broad-based retirement plan) on the Named Executive Officer’s behalf.

(2)	Reflects the imputed cost to us of providing group life insurance above $50,000 to each Named Executive Officer (other than Mr. LaLeggia).

(3)	Cash payment made for accrued vacation and paid time off.

(4)	Represents the following taxable fringe benefits: prizes, awards, club memberships including company-paid airline clubs, and critical illness insurance.

(5)	Represents cash auto allowance payments and reimbursements for maintenance, fuel and parking.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table provides information on stock options, performance units and award opportunities granted in 2008 to each of our Named Executive Officers. There can be no assurance that the grant date fair market value of stock options will ever be realized. The amount of these awards that was expensed in 2008 is shown in the “Summary Compensation Table.”

							All Other		All Other		Grant
							Stock		Option		Date
		Number of					Awards:		Awards:	Exercise	Fair
		Non-Equity					Number of		Number of	or Base	Value of
		Incentive		Estimated Future Payouts under			Shares of		Securities	Price of	Stock and
		Plan		Non-Equity Incentive Plan Awards			Stock or		Underlying	Option	Option
	Grant	Units		Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Date	Granted		($) (1)	($) (1)	($) (1)	(#) (2)		(#) (3)	($/Sh)	($) (4)

William I. Miller	3/10/08			$0	$487,500	$2,000,000

	2/04/08								18,655	$10.21	$51,674

	2/04/08						19,582			$10.21	$199,932

Gregory F. Ehlinger	3/10/08			$0	$173,800	$2,000,000

	2/04/08								15,933	$10.21	$44,134

	2/04/08						16,724			$10.21	$170,752

John W. Rinaldi	3/10/08			$0	$132,500	$2,000,000

	2/04/08								2,882	$10.21	$7,983

	2/04/08						3,026	(5)		$10.21	$30,895

	1/01/08	892	(6)	$0	$89,200	$2,000,000

Jocelyn Martin-Leano	3/10/08			$0	$167,200	$2,000,000

	2/04/08								4,879	$10.21	$13,515

	2/04/08						5,121			$10.21	$52,285

	1/01/08	1,307	(7)	$0	$130,700	$2,000,000

Bradley J. Kime	3/10/08			$0	$167,200	$2,000,000

	2/04/08								4,879	$10.21	$13,515

	2/04/08						5,121			$10.21	$52,285

	1/01/08	1,307	(7)	$0	$130,700	$2,000,000

Joseph R. LaLeggia	3/10/08			$0	$149,819	$2,000,000

	2/04/08								7,297	$10.21	$20,213

	2/05/08						7,660			$10.21	$78,209

	1/01/08	1,955	(8)	$0	$195,500	$2,000,000

(1)	Amounts granted on March 10, 2008, represent threshold, target and maximum awards under our short-term incentive plans, which equate to a specified percentage of base salary in effect on December 31 of the year before payment is made. The actual amount of the short-term incentive award earned for 2008 is contained in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Amounts granted to Messrs. Kime, LaLeggia, Rinaldi and Ms. Martin-Leano on January 1, 2008, represent threshold, target and maximum amounts under the Irwin Financial Corporation 2007 Performance Unit Plan.

(2)	The performance-based restricted stock granted in 2008, under the 2001 Stock Plan, is subject to a three calendar years’ vesting measurement period commencing on January 1 of the year the award was granted and ending on December 31 of the second full year following the year in which the award was granted. The restricted period commences on the date of the award and ends on the Committee Certification Date, which is the date on which the Compensation Committee certifies the calculation of the percentage of vested shares based on the performance standard for vesting following the end of the vesting measurement period. Dividends are subject to vesting and forfeiture to the same extent as the underlying restricted stock. During the restricted period, the performance-based restricted stock granted can be voted by the Named Executive Officers.

(3)	Options allow the holder to purchase a share of the Corporation’s common stock for the fair market value of a share of the Corporation’s common stock on the grant date. Each option is granted under the 2001 Stock Plan and intended to be a non-qualified stock option exempt from the coverage of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The term of each option is ten years subject to earlier expiration upon the Named Executive Officer’s termination of services to the Corporation as described below. Options may be exercised by delivering cash, tendering previously acquired stock or paying in installments with interest in compliance with insider lending restrictions under the Federal Reserve Act. An executive officer may satisfy tax withholding obligations by having us withhold shares upon exercise. Vested options that are otherwise exercisable during the term shall expire (a) one year after termination of services due to death, (b) three years after termination of services due to disability or retirement, (c) three months after termination of the Named Executive Officer’s services without cause or resignation (other than death or disability), or (d) immediately upon our termination of the Named Executive Officer’s employment for cause. Options are not transferable except for estate planning purposes as approved by the Compensation Committee and consistent with our S-8 registration statement.

(4)	Represents the aggregate SFAS 123R values of stock options granted during the year (disregarding future forfeiture assumptions). The per-option SFAS 123R grant date value was $2.77. See Note 18 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2008, beginning on page 117, for the assumptions made in determining SFAS 123R values. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the Named Executive Officer) or that the value on exercise will equal the SFAS 123R value.

Represents the grant date fair value of the performance-based and time-based restricted stock granted during the year (disregarding future forfeiture assumptions). There can be no assurance that the performance-based restricted stock will meet the performance standard for vesting (in which case no value will be realized by the Named Executive Officer) or that the value for performance-based and the time-based restricted stock will equal or exceed the base price as shown in the above table.

(5)	Represents time-based restricted stock granted to Mr. Rinaldi under the 2001 Stock Plan. On the anniversary date of the grant, one-third of the shares vest over the next three years following the date of the grant. The restricted grant expires upon termination of service from the Corporation (other than death or disability). Any unvested restricted shares are forfeited and returned to the plan for future use. During the restricted period, the restricted shares can be voted by Mr. Rinaldi.

(6)	Represents 892 performance units granted to Mr. Rinaldi under the Irwin Financial Corporation 2007 Performance Unit Plan at a price of $100.00 per unit. Set forth below is a discussion of material terms of the grant to Mr. Rinaldi.

(7)	Represents 1,307 performance units granted to Mr. Kime and Ms. Martin-Leano under the Irwin Financial Corporation 2007 Performance Unit Plan at a price of $100.00 per unit. Set forth below is a discussion of the material terms of the grant to Mr. Kime and Ms. Martin-Leano.

(8)	Represents 1,955 performance units granted to Mr. LaLeggia under the Irwin Financial Corporation 2007 Performance Unit Plan at a price of $100.00 per unit. Set forth below is a discussion of the material terms of the grant to Mr. LaLeggia.

Grants to Messrs. Kime, LaLeggia, Rinaldi and Ms. Martin-Leano

Messrs. Kime, Rinaldi and Ms. Martin-Leano will vest in their respective performance units awarded during 2008 under the Irwin Financial Corporation 2007 Performance Unit Plan based on continued covered employment during the 2008-2010 performance cycle and based on the achievement of certain performance-based vesting criteria. Performance units held by a participant vest to the extent that the company that employs the participant meets the performance requirements for the applicable performance cycle, provided that the participant remains employed by such company at the end of that performance cycle. The performance requirement for a performance cycle is based on the portion of a participant’s average Short-Term Incentive Plan (“STIP”) payment that is attributable to applicable company-wide STIP payout criteria for each business segment (and not any portion of STIP payments that are based on individual or other special performance criteria) expressed as a percentage of STIP target performance, as determined in the sole discretion of the Committee (“STIP Performance Against Target”) for all years that begin during a performance cycle. Specifically, the vested portion of a participant’s performance units equals the STIP Performance Against Target divided by 300 percent, with performance at target for a year under the STIP being treated as 100 percent. In no event can the vested portion of a performance unit be less than 0 percent or greater than 100 percent. A pro-rated payment based on actual STIP performance shall also be available if the executive terminates employment with Irwin due to death, disability, retirement, or certain job transfers as defined under the Irwin Financial Corporation 2007 Performance Unit Plan. For those employees in the commercial finance line of business, a company-initiated separation from service unrelated to job performance would be treated the same as a separation from service due to death, disability, or retirement. The value of the vested performance units (as determined by an outside appraiser) will be paid in a cash lump-sum payment based on the most recent valuation as soon as practicable after such valuation is approved by the Compensation Committee.

Mr. LaLeggia terminated employment with Irwin effective July 30, 2008 as a result of the sale of the Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio. In consideration for the successful disposition of the small ticket leasing assets, the Compensation Committee viewed this transaction similar to a change in control with vesting of the performance units pro-rated based on the number of completed performance years. The Committee agreed to cash-out all existing performance units for Mr. LaLeggia which were granted in 2006, 2007, and 2008 based on the vesting and value at the time Irwin exited the small-ticket leasing business on July 30, 2008. The valuation of the commercial finance line of business was done based on results reported through June 30, 2008. Based on the grants in effect for Mr. LaLeggia at that time, a payment of $196,573 CAD was made for his 2006 performance unit grant and a payment of $31,467 CAD was made for his 2007 performance unit grant. The performance for the 2008 grant fell below threshold so none of the performance units vested, which resulted in a zero payment to Mr. LaLeggia for the 2008 performance unit grant.

A pro-rated payment based on actual STIP performance shall be available to Mr. Kime if he terminates employment with Irwin Union Bank due to death, disability, retirement, or certain job transfers as defined under the Irwin Financial Corporation 2007 Performance Unit Plan. The value of Mr. Kime’s vested performance units (as determined by an outside appraiser) will be paid in a cash lump sum payment based on the most recent valuation as soon as practicable after such valuation is approved by the Compensation Committee. Based on the grants in effect for Mr. Kime during 2008, no payment would have been made if Mr. Kime had terminated his employment on December 31, 2008, due to death, disability, or retirement because the performance of Irwin Union Bank fell below the threshold in which vesting of the performance units would occur.

The vesting and value of Mr. Rinaldi’s performance units granted in 2006 and 2007 was determined as of July 30, 2008, when Irwin sold the Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio. The valuation of the commercial finance line of business was done based on results reported through June 30, 2008. The Compensation

Committee felt there was a significant change in the Irwin Commercial Finance business segment with the disposition of small ticket leasing assets and as such, decided to cash-out the 2006 and 2007 performance units for all remaining Franchise employees who were part of the commercial finance line of business. Mr. Rinaldi received an early cash-out from his 2006 and 2007 performance unit grants in the amount of $109,495 and $16,117, respectively. The Committee decided not to cash-out the 2008 performance unit grant for Mr. Rinaldi and instead, chose to let this grant run its full three year performance cycle through December 31, 2010. A pro-rated payment based on actual STIP performance shall be available to Mr. Rinaldi if he terminates employment with Irwin due to death, disability, retirement, certain job transfers or company-initiated separation from service unrelated to job performance as defined under the Irwin Financial Corporation 2007 Performance Unit Plan. The value of Mr. Rinaldi’s vested performance units (as determined by an outside appraiser) will be paid in a cash lump sum payment based on the most recent valuation as soon as practicable after such valuation is approved by the Compensation Committee. Based on the 2008 performance unit grant still in effect for Mr. Rinaldi, no additional payment would have been made if Mr. Rinaldi had terminated his employment on December 31, 2008, due to death, disability, retirement or company-initiated separation from service unrelated to job performance because the performance of Irwin Commercial Finance for the 2008 performance unit grant fell below the threshold in which vesting of the performance units would occur.

A pro-rated payment based on actual STIP performance shall be available to Ms. Martin-Leano if she terminates employment with Irwin Home Equity due to death, disability, retirement, or certain job transfers as defined under the Irwin Financial Corporation 2007 Performance Unit Plan. The value of Ms. Martin-Leano’s vested performance units (as determined by an outside appraiser) will be paid in a cash lump sum payment based on the most recent valuation as soon as practicable after such valuation is approved by the Compensation Committee. Based on the grants in effect for Ms. Martin-Leano during 2008, a pro-rated payment of $9,058 would have been made if Ms. Martin-Leano had terminated her employment on December 31, 2008, due to death, disability, or retirement.

Exercises and Holdings of Previously Awarded Equity

Outstanding Equity Awards At Fiscal Year End 2008

The following table summarizes the unexercised stock options held by each Named Executive Officer at the end of 2008:

	Option Awards						Stock Awards
		Number of		Number of
		Securities		Securities			Number of
		Underlying		Underlying			Shares		Market Value of
		Unexercised		Unexercised	Option		or Units		Shares or Units
		Options (#)		Options (#)	Exercise	Option	of Stock		of Stock That
	Grant	Exercisable		Unexercisable	Price	Expiration	That Have Not		Have Not
Name	Date	(1) (2)		(1)	($)(2)	Date	Vested (#)(4)		Vested ($)(4)
William I. Miller	2/04/2008	4,664		13,991	$10.21	2/03/18	19,582		$25,261

	4/17/2006	101,700		33,900	$18.08	4/16/16

	5/03/2005	131,100		0	$20.47	5/02/15

	4/29/2004	84,700		0	$23.89	4/28/14

	4/24/2003	106,500		0	$22.46	4/23/13

	2/14/2002	140,400		0	$15.65	2/13/12

	4/25/2001	101,100		0	$21.38	4/24/11

	4/26/2000	99,900		0	$16.97	4/25/10

	4/29/1999	49,600		0	$24.09	4/28/09

Gregory F. Ehlinger	2/04/2008	3,984		11,949	$10.21	2/03/18	16,724		$21,574

	5/09/2007	10,800		10,800	$17.09	5/08/17	6,225		$8,030

	4/17/2006	22,500		7,500	$18.08	4/16/16

	5/03/2005	26,500		0	$20.47	5/02/15

	4/29/2004	18,900		0	$23.89	4/28/14

	4/24/2003	32,300		0	$22.46	4/23/13

	2/14/2002	22,200	(3)	0	$15.65	2/13/12

	4/25/2001	13,900	(3)	0	$21.38	4/24/11

	4/26/2000	11,200	(3)	0	$16.97	4/25/10

	4/29/1999	5,900	(3)	0	$24.09	4/28/09

John W. Rinaldi	2/04/2008	721		2,161	$10.21	2/03/18	3,026	(5)	$3,904

	5/09/2007	1,950		1,950	$17.09	5/08/17	1,124		$1,450

	4/17/2006	3,600		1,200	$18.08	4/16/16

	8/23/2005	4,400		0	$20.63	8/22/15

	4/29/2004	4,000		0	$23.89	4/28/14

	Option Awards					Stock Awards
		Number of	Number of
		Securities	Securities			Number of
		Underlying	Underlying			Shares	Market Value of
		Unexercised	Unexercised	Option		or Units	Shares or Units
		Options (#)	Options (#)	Exercise	Option	of Stock	of Stock That
	Grant	Exercisable	Unexercisable	Price	Expiration	That Have Not	Have Not
Name	Date	(1) (2)	(1)	($)(2)	Date	Vested (#)(4)	Vested ($)(4)
Jocelyn Martin-Leano	2/04/2008	1,220	3,659	$10.21	2/03/18	5,121	$6,606

	5/09/2007	3,300	3,300	$17.09	5/08/17	1,906	$2,459

	7/11/2006	2,925	975	$19.67	7/10/16

	4/17/2006	3,525	1,175	$18.08	4/16/16

	5/03/2005	5,000	0	$20.47	5/02/15

	6/30/2004	10,000	0	$26.41	6/29/14

Bradley J. Kime	2/04/2008	1,220	3,659	$10.21	2/03/18	5,121	$6,606

	5/09/2007	3,300	3,300	$17.09	5/08/17	1,906	$2,459

	4/17/2006	6,450	2,150	$18.08	4/16/16

	5/03/2005	7,000	0	$20.47	5/02/15

	4/29/2004	15,200	0	$23.89	4/28/14

	4/24/2003	26,500	0	$22.46	4/23/13

	2/14/2002	14,200	0	$15.65	2/13/12

	4/25/2001	9,300	0	$21.38	4/24/11

	4/26/2000	6,700	0	$16.97	4/25/10

	4/29/1999	4,400	0	$24.09	4/28/09

(1)	Twenty-five percent (25 percent) of each option is vested and exercisable on the grant date and an additional 25 percent vests and becomes exercisable on the grant’s first, second and third anniversary date. Vesting and exercisability accelerate upon a change in control provided the Named Executive Officer is then employed by the Corporation.

(2)	On December 29, 2005, the vesting of all non-qualified stock options granted to employees during 2003 and 2004 with an exercise price above $21.56 per share was fully accelerated.

(3)	Mr. Ehlinger transferred these stock option grants to his spouse.

(4)	The performance-based restricted stock grants vest based on the Corporation’s average incentive payout level relative to target performance under the Irwin Financial Corporation Short Term Incentive Plan (STIP) during the three years of the cliff-vesting measurement period. The market value shown above is determined by multiplying the number of shares that would be earned if target performance was achieved for the three-year measurement period by $1.29, the closing price of the common stock on December 31, 2008. The Named Executive Officers may never realize any value from the amounts reflected in this column.

(5)	In 2008, Mr. Rinaldi was granted a time-based restricted stock grant.

Option Exercises and Stock Vested in Fiscal Year 2008

During 2008, no options were exercised by any Named Executive Officer. No restricted stock vested in 2008.

Post Employment Compensation

Pension Benefits as of Fiscal Year End December 31, 2008

The following table discloses the actuarial present value of the accumulated benefit as of December 31, 2008, under each of our pension plans and any payments made during the last fiscal year for each Named Executive Officer. The terms of the pension plans are described below the table.

		Number of years of	Present Value of
		Credited Service	Accumulated
Name	Plan Name	(#) (1)	Benefit ($) (2)
William I. Miller	Employees’ Pension Plan	18	$620,415
William I. Miller	SERP	18	$1,737,075
Gregory F. Ehlinger	Employees’ Pension Plan	16	$288,111
Gregory F. Ehlinger	SERP	16	$165,789
Bradley J. Kime	Employees’ Pension Plan	23	$414,298
Bradley J. Kime	SERP	23	$237,655
John W. Rinaldi	Employees’ Pension Plan	7	$278,233

(1)	Equals the number of years of credited service as of December 31, 2008. Credited service is calculated in the same manner under both the Employees’ Pension Plan and the SERP.

(2)	The valuation method and all material assumptions applied in quantifying this increase are disclosed in Note 21 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2008 beginning on page 122.

The Named Executive Officers, except for Ms. Martin-Leano and Mr. LaLeggia, participate in the Employees’ Pension Plan as do other Irwin Financial employees. Benefits payable under the Employees’ Pension Plan and the SERP are based on a formula that yields an annual amount payable over the participant’s life beginning at age 65.

As of January 31, 2009, the Board of Directors implemented a freeze of the Irwin Financial Corporation Employees’ Pension Plan and of the individual Supplemental Executive Retirement Plans. Upon retirement eligibility, employees will receive the pension benefits they accrued prior to the freeze. The Plans were closed to new participants after January 31, 2009.

In general, the Employees’ Pension Plan provides pension benefits to certain regular U.S. employees of the Corporation or its subsidiaries. Normal retirement is at age 65; early retirement is at age 55. Prior to the freeze of the Employees’ Pension Plan and SERP, employees earned vested pension benefits after five years of service; employees who worked beyond the normal retirement age could continue to accrue benefits. However, as of January 31, 2009, employees will accrue no new benefits due to the freeze on these plans.

The basic formula for determining an employee’s annual pension benefit at normal retirement under the Employees’ Pension Plan equals the sum of (1) and (2), multiplied by (3), where:

(1) equals 1.3 percent of the participant’s final average earnings (average of participant’s five highest consecutive annual earnings) multiplied by the employee’s projected years of service at age 65 (up to a maximum of 25 years);

(2) equals 0.65 percent of the excess of the participant’s final average earnings over the Social Security covered compensation level, multiplied by the employee’s projected years of service at age 65 (up to a maximum of 35 years); and

(3) equals a fraction, not to exceed 1, the numerator of which is the participant’s years of service at retirement or termination, and the denominator of which is the participant’s projected years of service at age 65.

The Employees’ Pension Plan also provides for an additional benefit under an enhanced formula for certain employees. This additional benefit is intended to maximize the amount that can be provided under the Employees’ Pension Plan consistent with nondiscrimination requirements to certain employees covered under the SERP.

The Employees’ Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Employees’ Pension Plan to $230,000 (for 2008) and impose a maximum annual pension benefit commencing at age 65 to $185,000 (for 2008). To the extent that these limits reduce the benefits that an executive officer earns under the Employees’ Pension Plan’s basic formula, the Corporation provides an additional benefit under the SERP. The SERP makes the participant whole for the benefits under the basic formula that could not be provided under the Employees’ Pension Plan due to these limits. Any benefits earned under the Employees’ Pension Plan enhanced formula offset the amount payable under the SERP.

For purposes of the Employees’ Pension Plan and the SERP, covered earnings include base salary plus short-term or annual incentives. Grants of stock options, grants of stock appreciation rights or other similar payments or grants under the terms of any long-term incentive plan or stock option plan are not included in covered earnings for pension purposes. Early retirement pension payments are calculated by taking the employee’s normal retirement benefit and reducing it by 1/180 for each completed month of the first 5 years and 1/360 for each completed month of the next 5 years by which the early retirement date precedes the employee’s normal retirement age. However, the portion of the pension benefit determined under Part (1) of the basic formula above (and any related amounts under the enhanced formula) is unreduced for early commencement if the participant begins to receive payments on or after age 62. Annuities may be elected as a joint and survivor annuity (50 percent and 100 percent) or, instead, with a guaranteed number of payments (60, 120 or 240 months). Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by the Corporation. Employees may elect their form of payment under the Employees’ Pension Plan at any time on or after termination of employment and before April 1, following attainment of 70 and one-half years of age. With respect to benefits earned and vested under the SERP as of December 31, 2004, the form of payment is the same as elected by the executive officer under the Employees’ Pension Plan. The Corporation’s SERP is an unfunded plan and beneficiaries of the SERP would be considered general creditors of the Corporation.

A lump sum form of payment is unavailable under the Employees’ Pension Plan (except for payments $1,000 or less). The SERP provides for a lump sum payment under limited circumstances outside the employee’s control. The Corporation may elect, in its sole discretion, to terminate the SERP and pay an executive officer’s SERP benefits earned and vested as of December 31, 2004, in a lump sum. A lump sum payment of an executive officer’s SERP benefits is required if the Corporation refuses to make required payments (other than on account of conduct harmful to the Corporation’s interests), files for bankruptcy (or is the subject of a bankruptcy filing) or makes an assignment for the benefit of its creditors. Any lump sum payment under the SERP will be calculated using interest rates and mortality tables as prescribed in IRS Regulation 417(e).

The SERP was amended to comply with the requirements of Section 409A of the Code.

Potential Payments on Termination of Employment or Change in Control

The section below describes payments that may be made to a Named Executive Officer upon termination of employment pursuant to individual agreements, or in connection with a change in control.

The only executive officer employed with us who had an employment agreement was Mr. LaLeggia, whose position terminated at close of business on July 30, 2008, in connection with the sale of the Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio. On July 14, 2000, the Corporation’s indirect subsidiary, Onset Capital Corporation (subsequently known as Irwin Commercial Finance Canada Corporation) entered into an employment agreement with Mr. LaLeggia, then Onset’s President. This agreement is no longer active as Mr. LaLeggia terminated his employment with Irwin on July 30, 2008. As a result of Mr. LaLeggia’s role in the disposition of the Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio, he was provided payment towards his 2008 Short Term Incentive Plan and his Performance Unit Plans from which grants made in 2006, 2007 and 2008 were still active. None of the severance payments described in Mr. LaLeggia’s employment agreement were paid since Mr. LaLeggia immediately joined RoyNat Inc., a Canadian corporation, as a result of Irwin’s sale of the Canadian small-ticket leasing business. Up until the time of his termination with Irwin on July 30, 2008, Mr. LaLeggia was provided with his regular salary, benefits and perquisites as quantified in the Summary Compensation Table in this proxy statement. In addition, Mr. LaLeggia was provided a discretionary incentive payment towards his 2008 Short Term Incentive Plan in the amount of $91,383 CAD. Mr. LaLeggia’s incentive was calculated by taking 80 percent of his annual incentive target, pro-rating for time spent employed with Irwin in 2008 and then adding an additional eight percent for vacation pay as required by Canadian law. Mr. LaLeggia was also provided payments from his 2006 and 2007 performance unit grants based on the performance of Irwin Commercial Finance through the time of the sale of Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio sale, pro-rating for the number of completed performance years in the three-year performance cycle of each grant. Based on the performance unit grants in effect for Mr. LaLeggia at that time, a payment of $196,573 CAD was made for his 2006 performance unit grant and a payment of $31,467 CAD was made for his 2007 performance unit grant. The performance for the 2008 grant fell below threshold so none of the performance units vested which resulted in a zero payment to Mr. LaLeggia for the 2008 performance unit grant.

Summary of Separation Provisions in Long-term Incentive Plans

The following section provides information on company-sponsored plans.

	Voluntary	Involuntary
	Resignation Prior	Termination (Other
Plan	to Retirement	than for Cause)	Retirement	Disability	Death
1997 Stock Option Plan (1)	Employees have three months to exercise vested options. Unvested options are forfeited.	Employees have three months to exercise vested options. Unvested options are forfeited.	Employees have three years to exercise vested options. Unvested options are forfeited.	Employees have three years to exercise vested options. Unvested options are forfeited.	All vested and unvested outstanding options are exercisable for a period of 12 months after the date of death.

2001 Stock Plan- Options (1)	Employees have three months to exercise vested options. Unvested options are forfeited.	Employees have three months to exercise vested options. Unvested options are forfeited.	Employees have three years to exercise vested options. Unvested options are forfeited.	Employees have three years to exercise all vested and unvested outstanding options.	All vested and unvested outstanding options are exercisable for a period of 12 months after the date of death.

2001 Stock Plan- Performance-Based Restricted Stock	Employees forfeit any shares of restricted stock not yet vested and any related dividends or distributions accumulated with respect to the restricted shares.	Employees forfeit any shares of restricted stock not yet vested and any related dividends or distributions accumulated with respect to the restricted shares.	Restrictions on the restricted shares will lapse proportionately relative to the degree, if any, to which performance criteria or standards established by the Plan Committee at the time of grant have been achieved as of the expiration of the relevant measurement period. The balance of such shares shall be forfeited as well as any dividends accumulated with respect to such forfeited shares.	Restrictions on the restricted shares will lapse proportionately relative to the degree, if any, to which performance criteria or standards established by the Plan Committee at the time of grant have been achieved as of the expiration of the relevant measurement period. The balance of such shares shall be forfeited as well as any dividends accumulated with respect to such forfeited shares.	Restrictions on the restricted shares will lapse proportionately relative to the degree, if any, to which performance criteria or standards established by the Plan Committee at the time of grant have been achieved as of the expiration of the relevant measurement period. The balance of such shares shall be forfeited as well as any dividends accumulated with respect to such forfeited shares.

2001 Stock Plan- Time-Based Restricted Stock	Employees forfeit any shares of restricted stock not yet vested.	Employees forfeit any shares of restricted stock not yet vested.	Employees forfeit any shares of restricted stock not yet vested.	Restrictions on the restricted shares automatically lapse. Employees receive the shares free of any restriction and are freely transferable.	Restrictions on the restricted shares automatically lapse. Employees receive the shares free of any restriction and are freely transferable.

2007 Performance Unit Plan-Cash Based	Participant forfeits all Performance Units in effect on the date of separation.	Participant forfeits all Performance Units in effect on the date of separation. (2)	Participant receives a cash payment equal to the value of the vested percentage of Performance Units granted. Unvested Performance Units are forfeited.	Participant receives a cash payment equal to the value of the vested percentage of Performance Units granted. Unvested Performance Units are forfeited.	Participant receives a cash payment equal to the value of the vested percentage of Performance Units granted. Unvested Performance Units are forfeited.

(1)	In no case shall the period for exercise extend beyond the expiration date of an option.

(2)	Only for employees of Irwin Commercial Finance Corporation and subsidiaries. If a company-initiated separation from service unrelated to job performance occurs, the event will be treated the same as a separation from service due to death, disability or retirement.

Quantification of Termination/Change in Control Payments

The following table provides information regarding termination or change in control payments.

The amounts shown in the tables below assume that the event triggering the payment occurred on December 31, 2008 (closing price $1.29). The tables do not include the value of pension benefits that are disclosed in the “Pension Benefits as of Fiscal Year End December 31, 2008” table on page 41. For Voluntary Resignation, no payments would be made under any plans listed in the tables.

Involuntary Termination
		Performance-Based	Time-Based	2007 Performance
	Vested Stock Options	Restricted Stock	Restricted Stock	Unit Plan
William I. Miller	$0	$0	$0	N/A

Gregory F. Ehlinger	$0	$0	$0	N/A

John W. Rinaldi	$0	$0	$0	$0

Jocelyn Martin-Leano	$0	$0	$0	$0

Bradley J. Kime	$0	$0	$0	$0

Retirement
		Performance-Based	Time-Based	2007 Performance
	Vested Stock Options	Restricted Stock (1)	Restricted Stock	Unit Plan
William I. Miller	$0	$1,726	$0	N/A

Gregory F. Ehlinger	$0	$4,066	$0	N/A

John W. Rinaldi	$0	$468	$0	$0

Jocelyn Martin-Leano	$0	$1,245	$0	$9,058

Bradley J. Kime	$0	$1,245	$0	$0

Death/Disability
		Performance-Based	Time-Based	2007 Performance
	Vested Stock Options	Restricted Stock (1)	Restricted Stock	Unit Plan
William I. Miller	$0	$1,726	$0	N/A

Gregory F. Ehlinger	$0	$4,066	$0	N/A

John W. Rinaldi	$0	$468	$3,904	$0

Jocelyn Martin-Leano	$0	$1,245	$0	$9,058

Bradley J. Kime	$0	$1,245	$0	$0

Change in Control
		100%
		Performance-Based	Time-Based	2007 Performance
	100% Stock Options	Restricted Stock (1)	Restricted Stock	Unit Plan
William I. Miller	$0	$25,261	$0	N/A

Gregory F. Ehlinger	$0	$31,845	$0	N/A

John W. Rinaldi	$0	$1,855	$3,904	$62,708

Jocelyn Martin-Leano	$0	$9,751	$0	$39,210

Bradley J. Kime	$0	$9,751	$0	$151,377

(1)	Includes dividends earned in 2007 but not yet paid.

Change in Control

Under the terms of the 1997 Stock Option Plan, in the event of a change in control, the Corporation shall provide written notice to the grantees. The Corporation shall have the right,

but not the obligation, to terminate all outstanding options as of the 30th day immediately following the date of the sending of the Change in Control Notice. The grantees shall have the right to exercise all outstanding options in full during the 30-day period, unless otherwise provided in the plan or document representing the option.

Under the terms of the 2001 Stock Plan, and unless otherwise provided in an award agreement, in the event of a change in control all awards under the Plan shall vest 100 percent. Whereupon, all options shall become exercisable in full and the restrictions applicable to any restricted stock shall terminate.

Under the terms of the Irwin Financial Corporation 2007 Performance Unit Plan, all performance units held by a participant who is employed by the Company (i.e., a line of business) on the date of the Change in Control shall fully vest; the value of each vested performance unit shall be based upon the value realized by the Corporation’s shareholder upon the Change in Control; and the value of each vested performance unit shall be paid to affected participants as soon as administratively practicable after the Change in Control, but in no event more than 60 days after the final payment to be made in respect of the Change in Control is received.

Director Compensation

Each of our non-management directors currently earns an annual retainer fee of $55,000, $25,000 of which was required to be paid in the form of restricted common stock in 2008. The remainder of the annual retainer fee, $30,000, is payable at the individual director’s election in either cash, stock options, or restricted common stock. All elections with respect to the 2008 annual retainer fee were submitted to the Corporation not later than November 30, 2007.

When non-management directors elect to receive restricted stock for the remaining portion of their annual retainer fee the restricted stock is granted during the first week of January and vests on the next following December 31, provided that the non-management director is still then providing services as a director. Stock options elected by non-management directors for the remaining portion of their annual retainer fee are granted during the first week of January and are fully vested immediately. Stock options have a ten-year term from the grant date but may terminate earlier as follows: (a) three years after termination of service due to disability, death or retirement, (b) three months after the director’s termination of services without cause or resignation, or (c) immediately upon termination of the director’s services for cause. Retainer fees that a non-management director elects to receive in cash are paid quarterly.

In addition to the $55,000 annual retainer fee paid to all non-management directors, Chairs of the Audit, Risk, Compensation, Governance, and Joint Management Structure and Compliance Committees each receive an additional annual retainer fee of $11,000. The annual retainer for services as a Committee Chair is paid quarterly in arrears and may be received either in the form of cash or stock at the non-management director’s election.

Our non-management directors receive meeting fees as follows: $2,000 for each meeting of our Board of Directors attended and $1,000 for attendance at each meeting of the Compensation, Risk, Governance, and Joint Management Structure and Compliance Committees of our Board of Directors; members of our Audit Committee receive $2,000 for each committee meeting attended and $1,000 for review of earnings releases. The same fee is paid whether the meeting is in person or by telephone. Meeting fees are paid quarterly in arrears and may be received either in the form of cash or stock at the non-management director’s election.

In addition, the Board of Directors participated in 32 update calls during 2008. Each of our non-management directors received $500 for each update call attended.

Retainer and meeting fees payable in cash may be deferred by a non-management director until separation from service as a director or a date specified by the director after his or her 55th birthday.

Eight of our non-management directors, Dean, Hoover, Kling, Lauderback, McGinty, Molendorp, Odden and Zuraitis, are currently serving, and served in 2008, as directors on the board of our subsidiary, Irwin Union Bank and Trust Company. Non-management directors of Irwin Union Bank and Trust Company each receive a payment of $2,000 for each board meeting attended.

No director receives consulting fees from the Corporation or its subsidiaries. No perquisites, personal benefits, tax gross-ups, discounted stock purchases, pension benefits, severance benefits, insurance or charitable legacy programs are provided to directors. Directors are entitled to reimbursement for travel to Board meetings and attendance and participation in professional education programs directly related to their performance of services as a director for us.

The Director Compensation table below discloses the amount and types of compensation paid to our non-management directors during the 2008 fiscal year:

	Fees Earned or Paid		Option	All Other
	in Cash	Stock Awards	Awards	Compensation	Total
Name	($) (1) (2)	($) (3) (4)	($) (5) (6)	($) (7)	($)
Sally A. Dean	$71,001	$33,328	$29,999	0	$134,328
David W. Goodrich	$75,501	$33,328	$0	0	$108,829
R. David Hoover	$41,005	$63,324	$0	0	$104,329
William H. Kling	$68,001	$33,328	$0	0	$101,329
Brenda J. Lauderback	$89,001	$33,328	$0	0	$122,329
John C. McGinty, Jr.	$109,501	$33,328	$0	0	$142,829
Dayton H. Molendorp	$77,006	$30,170	$0	0	$107,176
Lance R. Odden	$118,797	$33,328	$0	0	$152,125
Marita Zuraitis	$73,505	$63,324	$0	0	$136,829

(1)	Includes retainer and meeting fees payable in cash deferred by director.

(2)	Represents the meeting fees and Committee Chairperson retainer fees paid in shares of the Corporation’s common stock from the 1999 Outside Director Restricted Stock Compensation Plan at the non-management director’s election. Directors Dean, Hoover and Zuraitis elected to receive their meeting fees and/or Committee Chairperson retainer fees in restricted common stock.

(3)	Represents the portion of a non-management director’s annual retainer fee (excluding Committee Chair retainer fees) that the director elected to have paid in the form of restricted stock. Mr. Hoover and Ms. Zuraitis elected to receive $30,000 of their annual retainer as restricted stock. On January 2, 2008, the Corporation granted 4,081 shares each to Mr. Hoover and Ms. Zuraitis under the 1999 Outside Director Restricted Stock Compensation Plan. These dollar amounts were converted into shares using a grant date fair value of $7.35 per share, which was the closing price for a share of the Corporation’s common stock on December 31, 2007. Fractional shares on the conversion were paid in cash.

(4)	Represents the portion of a non-management director’s annual retainer fee ($25,000) to be paid in the form of restricted stock under the 2001 Stock Plan. The Board granted 3,546 shares of our common stock to each non-management director with the exception of Mr. Molendorp who received 3,098 shares on January 2, 2008, based on a $7.05 share price. Fractional shares on the conversion were paid in cash and are reflected in this table in the “Fees Earned or Paid in Cash” column. The amounts reported reflect the expense associated with each director’s restricted stock grant, calculated in accordance with the provisions of SFAS 123R. Even though the shares may be forfeited, the amounts do not reflect this possibility. See Note 18 to the financial statements of our Report on Form 10-K for the year ended December 31, 2008 beginning on page 117.

(5)	The number of exercisable and un-exercisable outstanding options held by non-management directors and their “in the money” value as of December 31, 2008 are as follows:

		“In the money”
	Exercisable	value as of
	Outstanding	December 31,	Unexercisable
Name	Options	2008	Options
Sally A. Dean	43,008	$0	0
David W. Goodrich	6,225	$0	0
R. David Hoover	10,882	$0	0
William H. Kling	10,050	$0	0
Brenda J. Lauderback	19,783	$0	0
John C. McGinty, Jr.	14,855	$0	0
Dayton H. Molendorp	0	$0	0
Lance R. Odden	14,855	$0	0
Marita Zuraitis	1,500	$0	0

As of December 31, 2008, the closing price of the Corporation’s common stock did not exceed the exercise price of outstanding options held by non-management directors.

(6)	Represents the portion of a non-management director’s annual retainer (excluding Committee Chairperson retainer fees) that the director elected to have paid in the form of options to acquire the Corporation’s common stock. Ms. Dean elected to receive $30,000 as stock options. On January 2, 2008, the Corporation granted Ms. Dean 17,083 options at an exercise price of $7.05 per share under the 2001 Stock Plan. These dollar amounts were converted into options using a fair market value of $1.7561 per option. We determine fair value using the Black-Scholes method under SFAS 123R with the assumptions and adjustments described in Note 18 to the financial statements of our Report on Form 10-K for the Year Ended December 31, 2008 beginning on page 117.

(7)	No fees other than director fees are paid to directors for services rendered in that capacity.

Proposal No. 2. Approval of an Amendment to the Irwin Financial Corporation Employees’ Stock Purchase Plan III to add shares to the plan

Introduction

The Corporation’s stockholders are being asked to approve an amendment to the Irwin Financial Corporation Employees’ Stock Purchase Plan III (the “ESPP”) that will increase the number of shares of its common stock available for issuance under the ESPP by 1,000,000 shares to 1,750,000. The ESPP allows employees to purchase shares of the Corporation’s common stock using payroll deductions. The Corporation’s stockholders are being asked to approve the proposed amendment to the ESPP so that participating employees may receive the special tax treatment provided by the Internal Revenue Code and comply with NYSE listing requirements.

The Board of Directors adopted the proposed amendment on December 4, 2008, subject to stockholder approval. If the stockholders do not approve this amendment to the ESPP, then the ESPP will remain effective until all shares of common stock available for issuance under the ESPP are distributed under the terms of the ESPP. As of March 23, 2009, only 122,036 shares of the Corporation’s common stock remained available for issuance under the ESPP.

The following description of the ESPP, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP, as proposed to be amended. A copy of the ESPP plan document, as proposed to be amended, is attached hereto as Appendix A and has been filed with the SEC with this Proxy Statement.

Summary of the ESPP

The purpose of the ESPP is to provide employees of the Corporation and its participating subsidiaries with an opportunity to purchase shares of the Corporation’s common stock, and have an additional incentive to contribute to the success of the Corporation.

Number of Shares under the ESPP

The ESPP provides for the issuance of up to 1,750,000 shares of the Corporation’s common stock (including the remaining shares of common stock reserved and the additional shares of common stock subject to approval of the stockholders in this Proposal).

Administration

Our Board has appointed Gregory F. Ehlinger, Chief Financial Officer, Carrie K. Houston, First Vice President — HR & Development, and Matthew F. Souza, Chief Administrative Officer, referred to below as the “Administrator”, to administer the ESPP. The Administrator has full power to interpret the ESPP, and its decisions are final and binding upon all participants.

Term

The ESPP terminates when all shares of common stock available for issuance under the ESPP are distributed under the terms of the ESPP. The Board may also terminate the ESPP at any time. No right to purchase shares may be provided under the ESPP after termination.

Eligibility

Any employee of the Corporation or any of its subsidiaries will be eligible to participate in the ESPP, provided the employee has not been employed less than six months and is not customarily employed for 20 hours or less per week or five months or less in a calendar year. However, no employee will be eligible to participate in the ESPP if, immediately after the grant of an option to purchase stock under the ESPP, that employee would own five percent or more of either the voting power or the value of all classes of stock of the Corporation or of one of the Corporation’s subsidiaries. No employee’s rights to purchase common stock pursuant to the ESPP may accrue at a rate that exceeds $25,000 in market value of the common stock per calendar year. As of March 23, 2009, there were 755 employees of the Corporation and its participating subsidiaries who were eligible to participate in the ESPP.

Participation

Under the ESPP, a participant must authorize deductions from compensation each payroll period in a specified whole dollar amount, which must be at least $5 per payroll period. Shares of common stock are purchased on participants’ behalf on the first business day following payment of compensation for a payroll period or at such other frequency as may be established by the Administrator. Funds deducted from a participant are used the next trading day to purchase the Corporation’s common stock at a price equal to 85 percent of the closing price per share as reported by the NYSE for the trading day immediately prior to the purchase date or, if not so reported, as reported by such other source as the Committee shall designate. Amounts credited to a participant’s account and not used to purchase shares on any exercise date will remain credited to the account and will be available for future purchases. No interest will be paid on amounts held for a participant’s account under the ESPP.

Participant Elections

A participant may suspend or change future payroll deductions by filing a new election, which shall be effective as of the next following payday which is at least fifteen days after such filing. A participant may also voluntarily withdraw from participation by filing a notice of withdrawal, which shall be effective 15 days after its filing. Voluntary withdrawal from the ESPP does not prevent further participation in the ESPP.

Termination of Employment

An employee’s right to participate in the ESPP will terminate when the employee’s employment with the Corporation and subsidiaries terminates, and any shares and cash from fractional shares and dividends shall be paid to the participant (or, in the event of the participant’s death, to his or her beneficiary).

Sale of Shares

The Corporation will facilitate the sale of shares acquired by a participant under the ESPP under rules established by the Administrator from time to time.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

If the number of outstanding shares of the Corporation’s common stock has increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Corporation as a result of a stock split or the payment of a stock dividend or any other such change without receipt of any consideration by the Corporation, proportionate adjustments shall be made by the Administrator in the number and/or kind of shares which are subject to purchase.

Amendment and Termination

The Board may terminate or amend the ESPP at any time, except that stockholder approval is required to either:

•	increase the number of shares of the Corporation’s common stock reserved for issuance under the ESPP

•	change the class of shares that may be issued under the ESPP

•	change the designation of the employees eligible to participate in the ESPP

•	change the method for determining the ESPP purchase price

New Plan Benefits

Since benefits and amounts to be received under the ESPP depend on employees’ elections to participate and the fair market value of the Corporation’s common stock at various future dates, it is not possible to determine future benefits or amounts that will be received by executive officers and other employees, either individually or collectively, if the amendment to the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

Federal Income Tax Consequences

The following generally summarizes the U.S. federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of common stock acquired under the ESPP. This summary is based on U.S. tax laws in effect as of the date of this proxy statement. This summary assumes that the ESPP satisfies all of the requirements of Section 423 of the Internal Revenue Code applicable to employee stock purchase plans. Changes to U.S. tax laws could alter the tax consequences described below.

A participant will not have income upon enrolling in the ESPP or upon purchasing shares of common stock. A participant may have compensation income and/or capital gain income if the participant sells shares that were acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the commencement of the offering period during which the shares were purchased (i.e., the date on which compensation is withheld to purchase the shares) and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of 15 percent of the value of the common stock on the day the offering commenced and the participant’s profit. Any profit in excess of this compensation income will be long-term capital gain.

If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a so-called disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased the shares. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

There will be no tax consequences to the Corporation except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal) is necessary to approve the increase in the number of shares to the ESPP. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE IRWIN FINANCIAL CORPORATION EMPLOYEES’ STOCK PURCHASE PLAN III, INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THIS PLAN.

Proposal No. 3. Approval of the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan to qualify the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code

Introduction

The Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan, which we refer to below as “this Short Term Incentive Plan,” is the principal plan under short-term (cash) incentive compensation that has been provided to executive officers employed by the Company. Effective May 8, 2008, short term incentive plans separately maintained by the Company’s subsidiaries, which we refer to below as “the Prior Plans”, were merged into this Short Term Incentive Plan. The Prior Plans provided short-term (cash) incentives for executive officers employed by the Company’s subsidiaries. Amounts earned by the named executive officers in 2008 under this Short Term Incentive Plan and the Prior Plans are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 31.

Section 162(m) of the Internal Revenue Code of 1986, referred to below as Section 162(m), limits the Company’s federal income tax deduction for compensation paid in a taxable year to the Chief Executive Officer and other named executive officers (other than the Chief Financial Officer) to $1 million. There is an exception to this limit, however, for certain performance-based compensation. Qualified performance-based compensation, which includes performance-based annual cash incentive compensation awards, is not subject to the Section 162(m) deduction limit, and is therefore fully deductible if several conditions are met.

Purpose

The Company seeks to preserve its ability to claim tax deductions for compensation paid under this Short Term Incentive Plan. Payments to executive officers who may be subject to the $1 million deduction limitation under Section 162(m) under the amendment and restatement with respect to periods on or after January 1, 2009 are subject to shareholder approval. If not approved, the grant to the Chief Executive Officer and the other executive officers who will be named executive officers for 2009 will be void, and the Compensation Committee may provide other cash-based incentive awards in the future as it deems in the best interests of the Company. Any such awards will not be qualified performance-based compensation and may therefore not be deductible under federal income tax laws.

The primary change being made is to expand the class of employees eligible to participate in this Short Term Incentive Plan so that all of the Company’s business segments participate in a single plan. Changes have also been made in a manner intended to either comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended. The business criteria that may be selected by the Compensation Committee for awards and the maximum award limit for payments remains the same.

The principal provisions of this Short Term Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the full text of this Short Term Incentive Plan, which is attached as Appendix B and has been filed with the SEC with this Proxy Statement.

Eligible Class

The eligible class of employees who may be selected to participate in this Short Term Incentive Plan consists of certain officers of either the Company or one or more of its subsidiaries, which currently include Irwin Union Bank and Trust Company, Irwin Union Bank, F.S.B., Irwin Home Equity Corporation and Irwin Franchise Capital Corporation. The Compensation Committee has the sole authority to determine the terms of participation with respect to the executive officers of the Company and its subsidiaries. All members of the Compensation Committee as of the date of this proxy filing are “independent” under New York Stock Exchange (NYSE) rules.

Participation

The Compensation Committee will determine the terms and conditions of each award granted under this Short Term Incentive Plan for executive officers. Payout of awards shall be based upon achieving one or more specified objective performance goals. Performance goals specified must be established by the Compensation Committee prior to the earlier to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25 percent of the period of service. It is intended that the performance period for earning incentive compensation under this Short Term Incentive Plan shall be the calendar year, but the Committee shall have the authority to change this period from time to time.

Business Criteria

Permissible business criteria for performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

•	earnings per share

•	net earnings, net income or economic profit

•	operating earnings

•	customer satisfaction

•	revenues or net sales

•	return on equity, return on assets, return on capital or return on investment

•	ratio of debt to earnings or shareholders’ equity

•	market performance

•	market share

•	balance sheet measurements

•	cash flow

•	shareholder return

•	margins

•	productivity improvement

•	distribution expense

•	inventory turnover

•	delivery reliability

•	cost control or operational efficiency measures

•	working capital

•	credit risk

•	risk management

•	regulatory compliance

Selected business criteria may be designated in absolute terms, growth or improvement during a performance period or as compared to another company or companies. Business results may be measured, in the Compensation Committee’s sole discretion consistent with the requirements of Section 162(m), to include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and strategic loan loss provisions.

Maximum Payout

The maximum award that may be paid to the Chief Executive Officer and any other executive officer who is subject to the Section 162(m) $1 million deduction limit with respect to a single fiscal year is $2,000,000.

Certification

The Compensation Committee is required to certify in writing the amount of the payment under this Short Term Incentive Plan to the executive officers and whether material terms of the awards have been satisfied.

Time of Payment

Payment of awards will generally be made or made available to participants within two and one-half months following the conclusion of the calendar year in question upon the condition that the performance goal or goals specified in the relevant award agreement have been achieved and the Compensation Committee has reviewed and approved the payment. If the Compensation Committee is unable to certify the achievement of the performance goals for a performance period by such date, payment shall in any event be made not later than the last day of the calendar year following the end of the performance period.

Termination of Employment

If the participant is not an employee on the last day of a performance period, the award will be forfeited unless otherwise determined by the Compensation Committee in the event of death, disability or retirement. Participants who earn a vested right to payment due to employment termination prior to the last day of the performance period shall only receive a payment to the extent that the Company meets the designated performance goal, and the payment shall be pro-rated based on the period of the participant’s employment during such period. Any pro-rated bonus shall be paid at the same time as payments are made to current employees who are participants in this Short Term Incentive Plan.

Amendment; Termination

The Board may amend, modify, suspend or terminate this Short-Term Incentive Plan consistent with applicable laws. No amendment shall be effective prior to its approval by the Company’s shareholders, to the extent such approval is required by applicable legal requirements.

Other Benefits

The Company reserves the right to pay discretionary bonus or other types of compensation outside this Short-Term Incentive Plan for executive officers and other participants consistent with the requirements of Section 162(m).

New Plan Benefits

The Compensation Committee granted award opportunities in March 2009 under this Short Term Incentive Plan to the following employees as set forth below subject to shareholder approval:

	Performance Award Opportunity ($)
Name and Position	Target	Maximum
William I. Miller, CEO, Chairman & President	$463,125	$2,000,000

Gregory F. Ehlinger, Chief Financial Officer	$213,300	$2,000,000

Bradley J. Kime, President, Commercial Banking	$205,200	$2,000,000

John W. Rinaldi, President, Franchise	$185,500	$2,000,000

Executive Group as a Whole	$1,227,775	$10,000,000

Non-Executive Director Group	$0	$0

Non-Executive Officer Employee Group	$0	$0

The business criteria used for performance goals with respect to the award opportunities set forth above are as follows: net income, reduction in funding gap between deposits and loans, working capital and completion of the corporate restructuring program. The selection of performance metrics and goals vary between Irwin Financial Corporation (the parent company) and each of the subsidiary business segments.

Jocelyn Martin-Leano, President of Irwin Home Equity, will not be eligible to earn an award under this Short Term Incentive Plan for 2009.

Federal Income Tax Consequences

Following is a brief summary of the federal income tax aspects of awards that may be made under this Short Term Incentive Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant.

An employee receiving a cash award under this Short Term Incentive Plan will recognize ordinary compensation income at the time the payment is received. If an employee elects to defer a portion of the award, the participant may be entitled to defer the recognition of income. The Company will normally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient. Awards under this Short Term Incentive Plan are intended to be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, as amended.

As stated above, payments to the Chief Executive Officer and other executive officers who will be subject to the Section 162(m) limitation for a fiscal year is being submitted for shareholder approval so that plan payments to these participants can qualify for deductibility under Section 162(m). However, shareholder approval is only one of several requirements under Section 162(m) that must be satisfied for amounts payable under this Short Term Incentive Plan to be qualified performance based compensation exempt from Section 162(m). There is no guarantee that all amounts paid under this Short Term Incentive Plan will in practice be deductible by the Company.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast is necessary to approve this Short Term Incentive Plan with respect to the Chief Executive Officer and executive officers subject to the Section 162(m) limitation (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE IRWIN FINANCIAL CORPORATION AND AFFILIATES AMENDED AND RESTATED SHORT TERM INCENTIVE PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2008 regarding shares of our common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under our equity compensation plans as well as the number of shares available for issuance under such plans.

	(a)	(b)	(c)
			Number of securities
		Weighted-average	remaining available for future
	Number of securities	exercise price of	issuance under equity
	to be issued upon	outstanding	compensation plans
	exercise of outstanding	options, warrants	(excluding securities
Plan Category	options, warrants and rights	and rights	reflected in column (a))
Equity compensation plans approved by security holders	2,281,514	$19.32	1,792,766

Equity compensation plans not approved by security holders (1)	0	0	153,067

Total	2,281,514	$19.32	1,945,833

(1)	Shares shown in column (c) for this category reflect securities available for future issuance under the Irwin Union Bank Business Development Board Compensation Program (see immediately below).

The Irwin Union Bank Business Development Board Compensation Program was adopted without the approval of security holders. We established this program to assist our commercial banking line of business in developing its current and future markets by establishing business development boards composed of individuals knowledgeable about local market conditions. The program covers members of business development boards of Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. Under the program, business development board members receive their retainer and meeting fees in Irwin Financial Corporation common stock in lieu of cash. Currently, business development board members receive annual retainer fees in the form of stock equal to $1,000 per member and meeting fees of $350 per meeting attended. We issued a total of 146,933 shares through the program from July 19, 2000, when we registered the plan, through December 31, 2008. We issued the shares using the mean between the closing bid and asked prices for purchases prior to November 28, 2006. Effective November 28, 2006, the Board of Directors approved an amendment to reflect that the price of a stock-based grant under the program will be the closing market price of our common stock on the date of the grant as reported by the NYSE.

TRANSACTIONS WITH RELATED PERSONS

Policy on Related Person Transactions

We have a written Policy applicable to related person transactions. Our Policy defines “related person transaction” as:

(i)	a transaction between the Corporation and any person who is an executive officer or director of the Corporation,

(ii)	a transaction between the Corporation and any security holder who is known by the Corporation to own of record or beneficially more than five percent of any class of the Corporation’s voting securities (each, a “5 percent holder”),

(iii)	a transaction between the Corporation and any “immediate family member” (as defined in the SEC’s Regulation S-K, Item 404) of an executive officer, director or 5 percent holder of the Corporation, or

(iv)	any other transaction involving the Corporation that would be required to be disclosed pursuant to Regulation S-K, Item 404.

For purposes of this Policy, the “Corporation” includes all of its subsidiaries and affiliates.

The Policy requires all related person transactions to be in the best interests of the Corporation and, unless specifically approved or ratified by the Audit Committee, on terms no less favorable to the Corporation than would be obtained in a similar transaction with an unaffiliated third party or generally available to substantially all employees of the Corporation. All related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K are considered “material” related person transactions and must be presented to the Audit Committee for pre-approval or ratification.

Review and Approval Procedures

The Policy requires directors and executive officers to notify the Corporation’s General Counsel of any related person transaction in which directors or executive officers are directly or indirectly involved as soon as the director or executive officer becomes aware of a possible transaction.

The Policy requires that the General Counsel review all related person transactions and take all reasonable steps to ensure that all material related person transactions be presented to the Audit Committee for pre-approval or ratification in its discretion at its next regularly scheduled meeting, or by consent in lieu of a meeting if deemed appropriate. The General Counsel, or the Chief Administrative Officer in the case of a transaction involving the General Counsel, determines whether non-material related person transactions are in compliance with the Policy.

Banking Relationships

We are in the business of providing financial services. Some of our directors, executive officers, their immediate family members and entities with which these individuals are affiliated were customers of ours and had transactions with our subsidiary Irwin Union Bank and Trust Company or its subsidiaries in 2008 and to date in 2009. We expect that we and Irwin Union Bank and Trust and/or our subsidiary federal savings bank, Irwin Union Bank, F.S.B., will continue to have similar transactions with such individuals and their affiliates in the future. These transactions include depositary, insurance agency, investment advisor, trust, and lending relationships. None of these relationships in 2008 were considered “material related person transactions” under Item 404 of Regulation S-K and our Related Person Transactions Policy because the transactions either were below the dollar amount threshold for disclosure, involved Irwin Union Bank and Trust as a bank depositary of funds, a trustee under a trust indenture, or similar services, or, for indebtedness, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Commercial Finance Line-of-Business Interests

On July 30, 2008, we redeemed shares held by certain managers in our subsidiary, Irwin Commercial Finance Corporation (“ICF”), the intermediate holding company for the subsidiaries in our commercial finance line of business. At the end of 2005, ICF had issued options to purchase its common shares to Mr. Joseph LaLeggia (ICF’s President), four other senior managers of ICF in Canada, and Mr. John Rinaldi, President of Irwin Franchise Capital Corporation, our franchise finance company within this line of business. These options immediately vested upon issuance. The option exercise price was based on the fair market value opinion of an independent valuation firm at the date of issuance.

The options entitled these individuals to purchase approximately ten percent of ICF’s outstanding common shares (on a fully diluted basis) for $23,158 per share until December 31, 2009, subject to earlier expiration upon termination of their employment. ICF retained a call right to purchase ICF common shares issuable upon the exercise of the options.

As a result of the sale of the majority of our Canadian small-ticket leasing business and the U.S. small-ticket leasing portfolio in the third quarter of 2008, five of the six holders of the ICF options, including Mr. LaLeggia, ceased to be employees of ICF. In connection with the consummation of this sale transaction, each of these five holders exercised his ICF options, and ICF immediately redeemed the shares issued to those holders upon such exercise based on the updated estimated fair value at that date. The estimated fair value was determined by a combination of an independent appraisal (for the franchise portion of the line of business) and the estimated value based on sales prices (for the U.S. and Canadian leasing portions of the line of business). Mr. LaLeggia exercised options for 4.7 percent of the outstanding shares of ICF common stock and received $1,073,367 in redemption proceeds, net of the price he paid to exercise his options.

Mr. Rinaldi was not affected by the sale transaction and has retained his currently exercisable option to purchase eight (8) shares of the common stock of ICF. Based on the number of shares currently outstanding, if Mr. Rinaldi exercised his option, he would hold approximately one percent of the outstanding shares of ICF common stock. These stock options are in addition to incentive compensation arrangements that may be provided to key employees in the commercial finance line of business.

REPORT OF THE AUDIT COMMITTEE

In assisting the Board of Directors, the Audit Committee has taken the following actions:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1.

AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.
John C. McGinty, Jr. (Committee Chair)          Sally A. Dean          Brenda J. Lauderback
Marita Zuraitis

INDEPENDENT PUBLIC ACCOUNTANTS

Proposal No. 4. Confirmation of Independent Public Accountants

The Board of Directors recommends confirmation of the appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the books and accounts of the Corporation for 2009.

Each professional service performed by Ernst & Young during 2008 was reviewed and the possible effect of such services on the independence of Ernst & Young was considered by the Audit Committee. No member of the firm has any material interest, financial or otherwise, in us or any of our subsidiaries.

Although the selection and appointment of an independent public accounting firm is not required to be submitted to a vote of the shareholders, the Board of Directors has decided to ask the Corporation’s shareholders to confirm the appointment. Confirmation of the appointment of Ernst & Young requires the affirmative vote of a majority of the shares represented in person or by proxy and voted on this matter at the Annual Meeting. The Board of Directors reserves the right, however, to select a new independent public accounting firm at any time during the year if the Board of Directors believes, in its discretion, that such a change would be in the best interests of the Corporation and its shareholders.

We have invited representatives of Ernst & Young to be present at the 2009 Annual Shareholders’ Meeting. We expect the representatives will attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CONFIRMATION OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2009.

Audit Fees

The aggregate audit fees billed by Ernst & Young for the years ended December 31, 2008 and 2007, are as follows:

		Audit-Related
	Audit Fees	Fees (1)	Tax Fees (2)	All Other Fees (3)	Total
2008	$2,584,653	$61,500	$169,249	$0	$2,815,402
2007	$1,919,604	$104,275	$16,800	$11,963	$2,052,642

(1) 2008 Audit-Related Fees include:

$58,200	Employee benefit plan audits
3,300	Transaction Advisory

$61,500

     2007 Audit-Related Fees include:

$56,750	Employee benefit plan audits
47,525	Accounting and audit services related to securitization activities

$104,275

(2) 2008 Tax Fees include:

$169,249	Various tax-related consultation

     2007 Tax Fees include:

$16,800	Various tax-related consultation

(3) 2007 All Other Fees include:

$11,963	Various other consultation

Pre-approval of Services Rendered by Independent Auditors

In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a formal policy on auditor independence requiring pre-approval by the Committee of all professional services rendered by the Corporation’s independent auditors subject to specified monetary limits. Under the policy, pre-approval can be granted by the Audit Committee either on a case-by-case basis or, with regard to particular services for limited terms specified in detail in advance by the Committee in the policy or otherwise, pursuant to request and approval procedures set forth in the policy, provided that there is no delegation of Committee responsibility to management and any engagement of the auditors as to such particular services is reported to the Committee. If the cost of a proposed service is $50,000 or less, the policy delegates authority to the Chairman of the Audit Committee to pre-approve the service on behalf of the Committee and report the approval to the Committee at its next scheduled meeting. All of the audit, audit-related, tax and other services provided by the Corporation’s independent auditors to the Corporation in 2008 were pre-approved by the Audit Committee pursuant to the policy.

DEADLINE FOR SHAREHOLDER PROPOSALS
FOR THE 2010 ANNUAL MEETING

Any proposals of shareholders that are otherwise eligible for inclusion in our written proxy material must be received at our principal executive offices, 500 Washington Street, Columbus, Indiana 47201, no later than December 18, 2009, in order for the proposals to be considered for inclusion in our proxy statement and form of proxy for the 2010 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Proposals of shareholders submitted outside the process of Rule 14a-8 (“Non-Rule 14a-8 Proposals”) in connection with the 2010 Annual Meeting must be received by March 4, 2010. Our proxy for the 2010 Annual Meeting will give discretionary authority to the proxy holders to vote on all Non-Rule 14a-8 Proposals we receive after March 3, 2010.

COMMUNICATION WITH THE BOARD OF DIRECTORS
BY SHAREHOLDERS AND INTERESTED PARTIES

Our independent directors have unanimously approved a process for shareholders and other interested parties to send communications to the Board of Directors or the Lead Director. As a result, shareholders and interested parties who wish to communicate with the Board or the Lead Director may do so by directing their correspondence in writing to Mr. Lance Odden, currently our Lead Director, in care of Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2009

A copy of this proxy statement, the enclosed proxy card and the 2008 Annual Report can be found at the website address: www.irwinproxy.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the 2008 Annual Report, or a Notice of Internet Availability of Proxy Materials, may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, or if you share an address with one or more other Corporation shareholders and collectively you would like to receive only a single set of Corporation proxy materials, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to Sue Elliott, Finance Department, Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201, or via telephone at (812) 376-1909, we will provide separate copies of the annual report and/or this proxy statement.

MISCELLANEOUS

The Board welcomes, but does not require, Directors to attend the Annual Meeting of Shareholders. At the 2008 Annual Meeting, of the ten members of the Board then serving, three were in attendance.

We are providing shareholders with a paper copy of, or Internet access to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, together with all financial statements, schedules, and a list of the exhibits filed with the Form 10-K. If any shareholder wishes a copy of the exhibits filed with our Annual Report on Form 10-K, we will furnish the exhibits without charge. Our Code of Conduct, which is applicable to our directors, officers and employees, our Corporate Governance Principles, and the charters for committees of our Board of Directors are available in the “Corporate Governance” section of our website, www.irwinfinancial.com, and are also available in print to any shareholder who requests them. All requests for copies of the Form 10-K for 2008, our Code of Conduct, our Corporate Governance Principles or any of our committee charters should be in writing and directed to Sue Elliott, Finance Department, Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana 47201. Copies of our reports filed with the SEC are available in the “Investor Relations” section of our website, www.irwinfinancial.com.

As of the date of this proxy statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the meeting other than the matters described in this proxy statement. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named in this proxy statement is nominated at the meeting for election as a director because a nominee named in this proxy statement is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of our Board of Directors.

MATT SOUZA,
Secretary

April 17, 2009

APPENDIX A

IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III

WITNESSETH:

WHEREAS, Irwin Financial Corporation (“Corporation”) desires to provide eligible employees of the Corporation and certain affiliated companies with an opportunity to acquire a proprietary interest in the Corporation through the purchase of Common Shares of the Corporation; and

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a form of additional compensation, for services which the employees have rendered or will hereafter render, through the purchase of Common Shares at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this employee stock purchase plan pursuant to the provisions of section 423 of the Internal Revenue Code of 1986, as amended, as follows:

ARTICLE
ESTABLISHMENT OF PLAN

The 1999 Irwin Financial Corporation Employees’ Stock Purchase Plan (the “Plan”) is hereby established effective as of the date the registration of the Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission, provided however, that this Plan shall not become effective unless it has received the approval of the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months before or after the date the Plan is adopted by the Board of Directors.

ARTICLE
DEFINITIONS AND CONSTRUCTION

Section 2.01.  Definitions.  When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

“Account” means the record of a Participant’s interest in the Plan, as maintained by the Committee or its designee pursuant to Section 7.01(c), consisting of the sum of the Participant’s payroll deductions under the Plan, the deduction of the amounts expended on behalf of the Participant to exercise his or her options under the Plan, the credit of the number of Common Shares (including fractional shares) purchased under the Plan for the Participant and held by the Custodian and the amounts, if any, carried forward on behalf of the Participant from one Date of Exercise to the next Date of Exercise.

“Affiliate” means a corporation which is a parent or subsidiary of the Corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Code Section 425(a) applies.

“Board of Directors” means the board of directors of the Corporation as it shall exist from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board of Directors under Section 7.01 to administer the Plan.

“Common Shares” means the Common Shares of the Corporation.

“Corporation” means Irwin Financial Corporation, an Indiana corporation, and its successors and assigns.

“Custodian” means any party designated by the Board of Directors pursuant to Section 7.02 to act as custodian under the Plan. “Date of Exercise” means the first business day following a Payday and/or such other date or dates as may be established by the Committee as a date upon which options granted under the Plan are to be exercised.

“Effective Date” means the effective date of this Plan, which is the date the registration under the Securities Act of 1933, as amended, of Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission.

“Eligible Employee” means any person employed by the Corporation as a common law employee or any of its Affiliates except for:

employees who have been employed less than six months (other than former Participants re-employed by the Company);

employees who customary employment is less than twenty (20) hours per week; and

employees whose customary employment is for not more than five (5)months in any calendar year.

“Option Price” means the price to be paid by Participants upon the exercise of options granted under this Plan, determined as provided in Section 5.02.

“Participant” means an Eligible Employee who (i) authorizes the Corporation or an Affiliate to make payroll deductions from Plan Compensation for the purpose of purchasing Common Shares pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a voluntary or involuntary withdrawal, pursuant to Article VI or Section 7.04 since his or her most recent commencement of participation pursuant to Section 3.01.

“Payday” means the date on which an Eligible Employee receives any Plan Compensation.

“Plan” means the 1999 Irwin Financial Corporation Employees’ Stock Purchase Plan, as amended from time to time.

“Plan Compensation” means all cash payments made by the Corporation or any Affiliate to an Employee through its payroll system for services as an employee including, without limitation, wages, salary, incentive compensation, bonuses and profit sharing payments.

“Section,” when not preceded by the word “Code,” means a section of this Plan.

Section 2.02.  Construction and Governing Law

This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code.

This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder. The provisions of the Plan shall be construed so as to fulfill this intention.

ARTICLE
PARTICIPATION

Section 3.01.  Participation.

Any person who is an Eligible Employee on the Effective Date may become a Participant in the Plan as of the first Payday after the Effective Date, by completing and delivering to the Committee such forms as the Committee shall require to authorize payroll deductions and to request participation in the Plan, within the time period established by the Committee.

After the Effective Date, an Eligible Employee who is not a participant may become a Participant in the Plan as of the first day of a calendar quarter, by completing and returning to the Committee at least thirty (30) days before such date such forms as the Committee shall require to authorize payroll deductions and request participation in the Plan.

Section 3.02.  Payroll Deductions

Payroll deductions for a Participant shall commence on the first Payday after an Eligible Employee becomes a Participant and shall continue until the earlier of (i) the termination of the Plan or (ii) the date the Participant suspends his or her payroll deductions or ceases participation pursuant to subsection (b) of this Section 3.02. Each Participant shall authorize his or her employer to make deductions from his or her Plan Compensation on each Payday during the time he or she is a Participant in the Plan in a specified whole dollar amount; provided, however, the minimum amount of the payroll deduction authorized by the Participant must be at least $5.00 per Payday.

A Participant may suspend or change his or her payroll deduction in the Plan effective as of any Payday by filing written notice with the Committee at least ten (10) days prior to such Payday. A Participant’s suspension of his or her payroll deductions shall not automatically result in his or her withdrawal from participation in the Plan.

Section 3.03.  Participant’s Account.  On each Payday, the Corporation or its Affiliate, as the case may be, shall deduct the authorized amount from each Participant’s Plan Compensation and shall credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted.

ARTICLE
COMMON SHARES

The shares subject to options granted under this Plan shall be Common Shares. The total number of Common Shares on which options may be granted under this Plan shall not exceed in the aggregate Seven Hundred Fifty Thousand (750,000) Common Shares, except as such number of Common Shares shall be adjusted in accordance with Section 8.01 of this Plan. Common Shares required to satisfy purchases pursuant to the Plan may be provided out of the Corporation’s treasury shares or its authorized and unissued Common Shares.

ARTICLE
GRANTING AND EXERCISE OF OPTIONS

Section 5.01.  Grant of Options

On each Payday, there shall be granted automatically by the Corporation to each Participant, except those identified in subsection (b) of this Section 5.01, an option to purchase on the next succeeding Date of Exercise at the Option Price such number of the Common Shares, including fractional shares, reserved for issuance pursuant to this Plan as the balance in such Participant’s Account on such Date of Exercise enables him or her to purchase.

Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted an option:

if the Participant, immediately after the option is granted, would own shares possessing five percent (5 percent) or more of the total combined voting power or value of all classes of shares of the Corporation or its Affiliates, provided that (i) the rules of Code Section 425(d) shall apply in determining the share ownership of an individual, and (ii) shares which the Participant may purchase under outstanding options shall be deemed to be owned by the Participant; or

which permits his or her rights to purchase shares under all employee stock purchase plans of the Corporation and its Affiliates to accrue at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of fair market value of Common Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 5.02.  Option Price.  The option price for Common Shares purchased as of each Date of Exercise shall be eighty-five percent (85 percent) of the closing price of the Common Shares as reported by the National Association of Securities Dealers Automated Quotation/National Market System (“Nasdaq/NMS”) for the last trading day prior to such Date of Exercise or, if not so reported, as reported by such other source as the Committee shall designate.

Section 5.03.  Exercise of Option:  Limitations. As of each Date of Exercise, each Participant’s option to purchase Common Shares shall be exercised automatically for his or her Account. The Participant shall purchase the number of shares, including fractional shares, which the amount of cash credited to his or her Account on that Date of Exercise shall enable him or her to purchase at the Option Price. As soon as administratively reasonable after each Date of Exercise, the Corporation shall notify the Custodian of the number of Common Shares purchased for the Account of each Participant on such Date of Exercise.

Section 5.04.  Interest in Shares.  A Participant shall have no interest in or rights as a shareholder with respect to Common Shares subject to an option granted under this Plan until such option has been exercised and the number of Common Shares purchased has been credited to the Participant’s Account. Upon written request directed to the Committee, a Participant shall be entitled to receive a certificate representing the number of whole Common Shares and/or cash in lieu of any fractional shares credited to the Participant’s Account. Upon receipt of any such request, the Committee shall promptly direct the Custodian to distribute such certificates, if any, and the Corporation to pay such cash, if any, to the Participant.

Section 5.05.  Fractional Shares.  A Participant shall be entitled to participate in any dividend or other distribution with respect to any fractional share credited to the Participant’s Account, but shall have no right to vote any fractional share. No certificates will be issued representing fractional shares purchased pursuant to the Plan. Upon a Participant’s withdrawal from the Plan under Article VI or Section 7.04 or upon the Committee’s receipt of a request to issue certificates pursuant to Section 5.04, there shall be paid in lieu of any fractional share held in a Participant’s Account an amount in cash equal to the product of (i) the amount of the fraction, multiplied by (ii) the closing price of the Common Shares as reported by the Nasdaq/NMS for the effective date of the Participant’s withdrawal from the Plan or the date on which the Committee receives the request pursuant to Section 5.04, whichever applies.

ARTICLE
WITHDRAWAL

Section 6.01.  Voluntary Withdrawal.  A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least ten (10) days prior to such Payday. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of a Participant’s withdrawal from the Plan, the Corporation shall cause the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, to be paid to him or her. A Participant’s withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next quarterly enrollment period, as provided in Section 3.01(b).

Section 6.02.  Involuntary Withdrawal.  Upon termination of a Participant’s employment with the Corporation or its Affiliates for any reason, including resignation, discharge, disability or retirement, the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, shall be paid to him or her, or, in the case of his or her death, to his or her beneficiary as provided in Section 6.04. The Corporation shall cause such amount to be paid as soon as administratively reasonable after such termination of employment.

Section 6.03.  Interest.  No interest shall be payable in amounts held in a Participant’s Account, or on amounts payable to a Participant or a beneficiary.

Section 6.04.  Participant’s Beneficiary

A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Shares or cash credited to the Participant’s Account under the Plan in the event of the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice.

On the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant’s designated beneficiary, the Corporation shall cause the shares or cash provided in Section 6.04(a), if any, to be delivered to such beneficiary as soon as administratively reasonable. If a Participant dies without a surviving designated beneficiary, the Corporation shall cause such shares or cash to be delivered to the estate or a representative of the estate of the Participant.

No designated beneficiary, and no heir or beneficiary of the estate, of a deceased Participant shall acquire any interest in the Common Shares or cash credited to the Participant’s Account under the Plan prior to the death of the Participant.

ARTICLE
PLAN ADMINISTRATION

Section 7.01.  Administrative Committee.

The Plan shall be administered, at the expense of the Corporation, by the Committee. The Committee shall consist of not less than three (3) members, who shall be appointed by the Board of Directors. Each member of the Committee shall be either a director, officer or employee of the Corporation. Each member of the Committee shall serve until removed by the Board of Directors and such removal may be without cause and without advance notice.

The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.

The Committee shall keep or cause to be kept accurate and detailed accounts of all contributions, receipts, disbursements and purchases of Common Shares, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.

Section 7.02.  Custodian

The Board of Directors, in its sole discretion, shall appoint a Custodian. The custodian may, but need not, be an Affiliate of the Corporation. The Custodian may be removed by the Board of Directors at any time with thirty (30) days prior notice in writing to the Custodian.

The Custodian shall maintain complete and accurate records of the number of whole and fractional shares in each Participant’s Account and shall deliver certificates representing such whole shares to the Participant upon receipt of written direction from the Committee.

Section 7.03.  Registration of Shares; Dividends.

Common Shares purchased for a Participant’s Account under this Plan may, in the discretion of the Custodian, be registered in the name of its nominee. The certificates for Common Shares to be delivered to Participants under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the Date of Exercise, in the names of the Participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. The Committee shall timely notify the Custodian of its receipt of any such written notice.

All dividends paid with respect to the whole and fractional shares in a Participant’s Account shall be credited to his or her Account and used to purchase Common Shares on the next Date of Exercise.

Section 7.04.  Transferability.  Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04 or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in it sole discretion, may treat such act as an election to withdraw from the Plan.

Section 7.05.  Separate Accounting for Payroll Deductions.  No payroll deductions received or held by the Corporation or any Affiliate under this Plan may be used by the Corporation or the Affiliate for any corporate purpose, and the Corporation and the Affiliate shall separately account for such payroll deductions.

Section 7.06.  Only Employees Eligible to Participate.  Notwithstanding any other provision of this Plan, to be eligible to exercise an option a Participant shall be an employee of the Corporation or its Affiliates at all times during the period beginning with the date the option is granted and ending on the Date of Exercise.

Section 7.07.  Equal Rights and Privileges.  Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

Section 7.08.  Claims Procedures.

Any person who believes that he or she is entitled to any benefits under this Plan shall present such claim in writing to the Committee. The Committee shall within sixty (60) days provide adequate notice in writing to any claimant as to the decision on any such claim. If such claim has been denied, in whole or in part, such notice shall set forth: (i) the specific reasons for such denial; (ii) specific reference to any pertinent provisions of the Plan on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s review procedure. Such notice shall be written in a manner calculated to be understood by the claimant. Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have the right to present a written appeal to the Committee. If such appeal is not filed within said sixty (60) day period, the decision of the committee shall be final and binding. The Committee shall act as a fiduciary in making a full and fair review of such denial. The claimant or his or her duly authorized representative may review any Plan documents which are pertinent to the claim and may submit issues and comments to the Committee in writing.

A decision by the Committee shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal, provided, however, if the Committee decides a hearing at which the claimant or his or her duly authorized representative may be present is necessary and such a hearing is held, such decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after its receipt of the appeal. Any such decision of the Committee shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by a Participant. Any such decision by the Committee shall be final.

ARTICLE
AMENDMENT AND TERMINATION

Section 8.01.  Recapitalization.  The aggregate number of Common Shares which may be issued hereunder shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Corporation or any other capital adjustment of the Corporation, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Corporation. In the event that, prior to the purchase of all of the Common Shares provided for herein, there shall be a capital reorganization or reclassification of the capital of the Corporation resulting in a substitution of other shares for the common shares, there shall be substituted the number of substitute shares which would have been issued pursuant to the option in exchange for the Common Shares then subject to the option as if such Common Shares had been then issued and outstanding.

Section 8.02.  Amendment and Termination

Except as provided in subsection (c) of this Section 8.02, the Board of Directors of the Corporation, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common Shares for which an option has not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation:

increase the maximum number of Common Shares that may be issued under the Plan;

change the class of shares which may be issued under the Plan;

change the designation of the persons or class of persons eligible to receive Common Shares under the Plan; or

change the provisions of Section 5.02 concerning the option price.

Unless earlier terminated by the Board of Directors pursuant to subsection (a) of this Section 8.02, this Plan will terminate on the Date of Exercise on which the remaining Common Shares reserved for the grant of options under this Plan are not sufficient to enable each Participant on such date to purchase at least one share. No option may be granted after the termination of the Plan.

Notwithstanding the provisions of subsection (a) of this Section 8.02, the provisions of Sections 2.01(k) defining “Eligible Employee,” Section 3.01 concerning participation in the Plan, Section 5.01(a) concerning the timing and amount of the options granted to Participants, and Section 5.02 concerning the Option Price, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

ARTICLE
MISCELLANEOUS

Section 9.01.  Notices.  All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Corporation, or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with the Plan shall be deemed to have been duly given when mailed by the Committee to the address of the Participant on the business records of the Corporation or its Affiliates.

Section 9.02.  No Right to Continued Employment.  Neither the establishment nor the maintenance of the Plan nor any amendment thereof nor any act or omission under the Plan or resulting from the operation of the Plan shall be construed as giving any Eligible Employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Eligible Employee or any other person at any time in its discretion.

AMENDMENT NO. 1 TO THE
IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III

This amendment should be read in conjunction with the Irwin Financial Corporation Employees’ Stock Purchase Plan III (the “Plan”). Effective September 21, 2001, the Plan is amended as follows:

All references in the Plan to the National Association of Securities Dealers Automated Quotation/National Mark System (“Nasdaq/NMS) now refer to the New York Stock Exchange (“NYSE”).

AMENDMENT NO. 2 TO THE
IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III

This amendment should be read in conjunction with the Irwin Financial Corporation Employees’ Stock Purchase Plan III, as amended (the “Plan”). Effective September 17, 2008 (the “Effective Date”), the Plan is amended as follows:

1.	Section 3.02 (b) is hereby amended and restated in its entirety as follows:

b)	A Participant may suspend or change his or her payroll deduction in the Plan effective as of any Payday by filing written notice with the Committee at least fifteen (15) days prior to such Payday. A Participant’s suspension of his or her payroll deductions shall not automatically result in his or her withdrawal from participation in the Plan.

2.	Section 5.04 is hereby amended and restated in its entirety as follows:

Section 5.04.  Interest in Shares.  A Participant shall have no interest in or rights as a shareholder with respect to Common Shares subject to an option granted under this Plan until such option has been exercised and the number of Common Shares purchased has been credited to the Participant’s Account. Upon written request directed to the Committee, a Participant shall be entitled to:

a)	receive a certificate representing the number of whole Common Shares and/or cash from the sale proceeds, in any, in lieu of any fractional shares credited to the Participant’s Account. Upon receipt of any such request, the Committee shall promptly direct the Custodian to distribute such certificates, if any, and the Corporation to pay such cash, if any, to the Participant; or b) direct, in writing, the Custodian to sell all or a portion of Common Shares credited to the Participant’s Account in accordance with Section 5.06 of the Plan.

3.	Section 5.05 is hereby amended and restated in its entirety as follows:

Section 5.05.  Fractional Shares.  A Participant shall be entitled to participate in any dividend or other distribution with respect to any fractional share credited to the Participant’s Account, but shall have no right to vote any fractional share. No certificates will be issued representing fractional shares purchased pursuant to the Plan. Upon a Participant’s withdrawal from the Plan under Article VI or Section 7.04 or upon the Committee’s receipt of a request to issue certificates pursuant to Section 5.04, cash from the sale proceeds, if any, will be paid in lieu of any fractional share held in a Participant’s Account.

4.	A new Section 5.06 is hereby added to the Plan:

Section 5.06.  Sale of Shares.  Upon a Participant’s written request and unless prohibited by law, regulation, or administrative rule of the Committee, Custodian shall sell all or a portion of the whole Common Shares credited to a Participant’s account. Custodian shall sell such shares on the next regularly scheduled sale date as specified by the Custodian. As soon as administratively reasonable after the sale of the Common Shares, the Custodian shall cause the Participant to receive the cash value of the amount of Common Shares sold and any fractional shares attributed to the Participant’s account, if applicable, less any fees associated with the sale of the Common Shares. A Participant may sell all or a portion of the Common Shares credited to his or her account pursuant to this Section 5.06 without withdrawing from participation in the Plan.

5.	Section 6.01 of the Plan is hereby amended and restated in its entirety as follows:

Section 6.01.  Voluntary Withdrawal.  A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least fifteen (15) days prior to such Payday, provided the Participant is otherwise eligible. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of the Participant’s withdrawal from the Plan, the Corporation shall, at the Participant’s written election, cause either:

a)	the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash from the sale proceeds, if any, in lieu of any fractional shares, to be paid to him or her; or

b)	the Custodian to sell the number of Common Shares credited to the Participant’s account in accordance with Section 5.06 of the Plan.

A Participant’s withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next quarterly enrollment period, as provided in Section 3.01(b).

6.	Section 6.02 of the Plan is hereby amended and restated in its entirety as follows:

Section 6.02.  Involuntary Withdrawal.  Upon termination of a Participant’s employment with the Corporation or its Affiliates for any reason, including resignation, discharge, disability or retirement, the balance of the Participant’s Account, including without limitation certificates representing the number of whole Common Shares therein and cash from the sale proceeds, if any, in lieu of any fractional shares, shall be paid to him or her, or in the case of his or her death, to his or her beneficiary as provided in Section 6.04; provided, however, at Participant’s election, the Corporation shall cause the Custodian to sell the number of Common Shares credited to the Participant’s account as of the date of termination in accordance with Section 5.06 of the Plan. The Corporation shall cause such amount to be paid or sold by Custodian, as the case may be, as soon as administratively reasonable after such termination of employment.

7.	Except as specifically amended herein, all other terms and conditions contained in the Plan shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Board of Directors has caused this Amendment No. 2 to the Irwin Financial Corporation Employee Stock Purchase Plan III, as amended, to be amended effective the Effective Date.

IRWIN FINANCIAL CORPORATION

By: /s/ Matthew F. Souza
Printed: Matthew F. Souza
Its: Chief Administrative Officer

PROPOSED AMENDMENT NO. 3 TO THE
IRWIN FINANCIAL CORPORATION
EMPLOYEES’ STOCK PURCHASE PLAN III

[In reference to the 2009 Proxy Proposal No. 2 to add shares to the plan]

This amendment should be read in conjunction with the Irwin Financial Corporation Employees’ Stock Purchase Plan III (the “Plan”). Upon Shareholder approval on May 29, 2009, the Plan will be amended as follows:

ARTICLE
COMMON SHARES

The shares subject to options granted under this Plan shall be Common Shares. The total number of Common Shares on which options may be granted under this Plan shall not exceed in the aggregate One Million Seven Hundred Fifty Thousand (1,750,000) Common Shares, except as such number of Common Shares shall be adjusted in accordance with Section 8.01 of this Plan. Common Shares required to satisfy purchases pursuant to the Plan may be provided out of the Corporation’s treasury shares or its authorized and unissued Common Shares.

APPENDIX B

IRWIN FINANCIAL CORPORATION AND AFFILIATES
AMENDED AND RESTATED SHORT TERM INCENTIVE PLAN

1.  Purpose

The purpose of the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan is to support the achievement of the Company’s business and financial goals in order to increase shareholder value by attracting and retaining a high caliber of employees who are capable of improving the Company’s business results. In furtherance of this purpose, the Plan is intended to produce a competitive incentive bonus package that correlates the compensation of such employees with the performance of the Company.

2.  Effective Date

This Short Term Incentive Plan was originally adopted by the Board on February 27, 2002. The Short Term Incentive Plan, effective January 1, 2004, was amended and restated and approved by the Board on February 20, 2004 and approved by shareholders at the 2004 Annual meeting. It was again amended and restated effective January 1, 2006, as approved by the Board on December 20, 2005, and by the First Amendment effective for all Performance Periods beginning on or after January 1, 2007.

Effective February 27, 2002, each of Irwin Union Bank and Trust Company, Irwin Home Equity and Irwin Commercial Finance also adopted separate short term incentive plans (the “Prior Plans”). The Prior Plans have been amended and restated from time to time. Effective May 8, 2008, the Prior Plans shall be merged into this Short Term Incentive Plan, and this Short Term Incentive Plan shall be amended and restated, effective May 8, 2008 to reflect such mergers, to reflect further certain minor changes in the administration of the Short Term Incentive Plan relating to participants other than Covered Officers, to incorporate the First Amendment and to address (effective January 1, 2006) certain additional issues relating to compliance with Section 409A of the Code.

3.  Definitions

a)	ADMINISTRATOR means (i) with respect to the employees of IFC, the Chief Executive Officer of IFC, acting in consultation as necessary with the Chief Financial Officer, Chief Administrative Officer or other senior management of IFC; or (ii) with respect to employees of any other Company, that Company’s management committee.

b)	AWARD means a payment made pursuant to the Plan at the end of a Performance Period.

c)	BOARD means the Board of Directors of IFC.

d)	CHAIRMAN means the Chairman of the Board.

e)	CODE means the Internal Revenue Code of 1986, as now in effect or as amended, and the regulations promulgated thereunder.

f)	COMMITTEE means the Compensation Committee of the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as:

(i)	“Non-Employee director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

(ii)	An “outside director” within the meaning of Code section 162(m) and the Treasury Regulations thereunder.

g)	COMPANY means each of Irwin Financial Corporation and any of its subsidiary companies which currently include, Irwin Union Bank and Trust Company, Irwin Union Bank, F.S.B., Irwin Home Equity Corporation and Irwin Franchise Capital Corporation. With respect to any reference to an “applicable Company” as it applies to a participant, the term COMPANY shall refer to the Company that actually employs the affected participant as of the date an Award is granted to that participant.

h)	COVERED OFFICER means any executive officer of the company.

i)	DISABILITY means the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the Company’s employees.

j)	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

k)	IFC means Irwin Financial Corporation.

l)	PERFORMANCE PERIOD means the period of time during which performance is measured pursuant to the Plan, which shall be each Company’s fiscal year; provided, however, that the period of time during which the performance is measured shall be equal to or greater than twelve (12) months of time. Each Company’s fiscal year is the calendar year.

m)	PLAN means the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan.

n)	SEPARATION FROM SERVICE means the employee dies, retires, or otherwise has a termination of employment with the Companies. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the individual’s employment. A Separation from Service will be considered to have occurred if it is reasonably anticipated that: (a) the individual will not perform any services for the Companies or any related employers after the termination of employment, or (b) the individual will continue to provide services to the Companies or any related employers at an annual rate that is less than fifty percent (50 percent) of the bona fide services rendered during the immediately preceding twelve months of employment. An employee shall not have a Separation from Service if he or she incurs any military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or longer, if the individual’s right to reemployment with the Companies is provided by statute or contract.

o)	CHANGE IN CONTROL shall mean any of the following:

(i)	a change in the ownership of a Company, which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that Company that, together with stock held by such person or group, constitutes more than fifty percent (50 percent) of the total fair market value or total voting power of the stock of a Company. However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50 percent) of the total fair market value or total voting power of the stock of that Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of subsection (ii)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which a Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of a Company (or issuance of stock of the Company) and stock in that Company remains outstanding after the transaction.

(ii)	a change in the effective control of a Company, which shall occur only on either of the following dates:

(a)	the date any one person, or more than one person acting as a group acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of that Company possessing thirty percent (30 percent) or more of the total voting power of the stock of the Company.

(b)	the date a majority of members of that Company’s board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; provided, however, that this provision shall not apply if another corporation is a majority shareholder of the Company.

If any one person, or more than one person acting as a group, is considered to effectively control a Company, the acquisition of additional control of that Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph (a) of this subsection).

(iii)	a change in the ownership of a substantial portion of a Company’s assets, which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from that Company that have a total gross fair market value equal to or more than forty percent (40 percent) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No change in control event occurs under this subsection (iii) when there is a transfer to an entity that is controlled by the shareholders of a Company immediately after the transfer. A transfer of assets by a Company is not treated as a change in the ownership of such assets if the assets are transferred to —

(a)	a shareholder of that Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(b)	an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by that Company.

(c)	a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of that Company; or

(d)	an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c).

For purposes of this subsection (iii) and except as otherwise provided in paragraph (a) above, a person’s status is determined immediately after the transfer of the assets. For purposes of this section, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with a Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

4.	Eligibility

The eligible class of employees who may be selected to participate in this Short Term Incentive Plan consist of senior officers of either Irwin Financial Corporation or one or more of its lines of business, which currently include Irwin Union Bank and Trust Company, Irwin Union Bank, F.S.B., Irwin Home Equity Corporation and Irwin Franchise Capital Corporation.

Selection for participation in the Plan does not guarantee being selected for participation in the Plan for any subsequent Performance Period. Selection of an employee for participation in the Plan does not give the participant any right to continue in the employ of a Company. The Companies reserve the right, which may be exercised at any time, to terminate a Plan participant’s employment or adjust the compensation of a Plan participant with or without cause.

5.	Administration

a)	The Committee is responsible for, and shall have full power to, administer the Plan subject to the requirements of applicable law. The Committee shall have the right to make rules and regulations as it deems appropriate to administer the Plan, to construe and interpret the Plan, to decide all questions of eligibility, and to determine the amount and time of payment of benefits hereunder to the fullest extent provided by law and in its sole discretion. Any interpretations or decisions made in good faith by the Committee will be conclusive and binding on all persons having any interest in the Plan.

b)	The Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to the applicable Administrator the power to grant Awards to Participants who are not Covered Officers as of the time of grant, and (iii) to such other individuals as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” shall include the person or persons so delegated to the extent of such delegation.

c)	The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any Covered Officer, other officer or employee of a Company or a parent, subsidiary or affiliate, a Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of a Company or a parent, subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Companies with respect to any such action or determination.

6.	Awards

The Committee shall (i) within 90 days after the beginning of a Performance Period and before it has become substantially certain that the performance level will be met (or such other time as is consistent with the requirements of Section 162(m) and Section 409A of the Code), in its sole discretion, shall take the following action:

a)	establish a target Award opportunity in writing for each Plan participant for the Performance Period, expressed as a percentage of such participant’s base salary at the end of the Performance Period; and

b)	establish objective performance based goals for an Award for which the outcome is substantially uncertain at the time such goals are established and that (i) specify a threshold, a target, a maximum and any other performance levels deemed by the Committee to be necessary or appropriate to establish an accurate and effective pay-for-performance schedule and (ii) base performance on one or more of the following financial indicators of a Company’s success: earnings per share, net earnings, net income, operating earnings, customer satisfaction, revenues, net sales, financial return ratios such as return on equity, return on assets, return on capital, and return on investment, ratio of debt to earnings or shareholders’ equity, market performance, market share, balance sheet measurements, economic profit, cash flow, shareholder return, margins, productivity improvement, distribution expense, inventory turnover, delivery reliability, cost control or operational efficiency measures, and working capital, credit risk, risk management or compliance any of which may be measured in absolute terms, growth or improvement during a Performance Period or as compared to another company or companies. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and strategic loan loss provisions. Such performance goals may be particular to a line of business, subsidiary or other unit or a Company generally, and may, but need not, be based upon a change or an increase or positive result.

Notwithstanding anything in the foregoing to the contrary, in the case of a person who was a Covered Officer as of the close of the immediately preceding fiscal year, the target Award opportunity, performance levels and performance criteria pertaining to such Covered Officer shall also be approved by the Committee within 90 days after the beginning of the Performance Period but in no event after 25 percent of such Performance Period has elapsed (or such other time as is consistent with the requirements of Sections 162(m) and 409A). All such target and maximum Award opportunities, performance levels and performance criteria pertaining to any Covered Officer shall be objective and shall otherwise meet the requirements of Code Sections 162(m) and 409A.

Upon being established by the Committee, the target and maximum Award opportunities, performance levels and performance criteria for each participant for a given Performance Period shall be set forth in writing and communicated to each such participant (the “Performance Period Schedule”); provided, however, that the rights of a Covered Officer to receive payment pursuant to any such Award shall be expressly conditioned on obtaining the approval of the Plan by a majority of the shareholders of IFC in the manner provided under Code Section 162(m) prior to such payment.

After the establishment of a performance goal for a Covered Officer, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as “performance based compensation” under Section 162(m) of the Code) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this Section 6 shall be disclosed to and reapproved by IFC’s shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which IFC’s shareholders previously approved such performance goals.

The maximum dollar amount for a cash Award that may be earned under the Plan with respect to any single year shall be $2,000,000. Any amount earned with respect to a cash Award with respect to which performance is measured over a period greater than one year shall be deemed to be earned ratably over the number of full and partial years in the Performance Period.

With respect to any participant who is not a Covered Officer, the authority of the Committee under this Section 6 may be delegated to the applicable Administrator.

7.  Payment of Awards; Adjustments

a)	At the end of a Performance Period, the amount of the Award payable, if any, shall be determined by the degree to which the participant and/or Company meets the performance goals set forth in the Performance Period Schedule. No Award shall be payable if the participant and/or Company does not meet the performance goals set forth in the Performance Period Schedule.

b)	For any Awards payable to Covered Officers, the Committee shall certify prior to any such payment in writing the extent to which the performance goal or goals (and any other material terms) applicable to such Performance Period have been satisfied and the amounts to be paid, vested or delivered as a result thereof.

c)	The applicable Administrator reserves the right to adjust the Award of any participant (other than a Covered Officer) to reflect individual performance and/or extraordinary circumstances. The Award of any Covered Officer shall be subject to the right of the Committee to reduce in a manner consistent with Code Section 162(m), but not increase, such Covered Officer’s Award to reflect individual performance and/or extraordinary circumstances.

d)	A participant’s Award, if any, for each Performance Period shall be paid in a cash lump sum as soon as practicable after it has been determined that the performance goals have been met, but no later than the 14th day of the third month after the close of the Performance Period, provided the participant is in the employ of thea Company on the date payment of the Award is to be made except as provided in Section 7(f). If for any reason it is administratively impracticable to pay the Awards by that deadline, such payments shall be made as soon as administratively practicable by the end of the year. For an employee whose employment commences during a Performance Period, a prorated Award will be paid based on the portion of the Performance Period during which he or she was employed by the applicable Company.

e)	If a participant transfers to or from one Company or any other Company at any time during the Performance Period, he or she will be entitled to a prorated Award under the Plan based on the portion of the Performance Period during which he or she was employed by each Company; provided that the performance goals and performance criteria were met during the applicable Performance Period. Any prorated Awards earned will be paid at the same time that other participants’ Awards are paid and shall be based on performance results for the full Performance Period.

f)	An Award is not earned and shall not be paid unless the employee is employed by a Company and on a Company’s payroll as of the date payment of an Award is to be made (without regard to any deferral of the payment elected by the employee under Section 8). The Committee may make exceptions to this requirement, in its sole discretion, under circumstances including, but not limited to, Separation from Service due to retirement or death or Disability; provided, however, that whether to make such an exception shall be evaluated by the Committee as set forth in this Section 7 after the conclusion of the relevant Performance Period at the time the Committee generally reviews achievement of performance goals and Awards to other participants.

g)	There shall be deducted from all payments in respect of an Award made under the Plan any taxes required to be withheld under applicable federal, state or local law.

8.  Deferral of Payment.

a)	Any participant may elect to defer all or a portion of his or her Award to be received with respect to a Performance Period by submitting a written request to the Committee on or before June 30 of that Performance Period or such other designated date that is no less than six months prior to the end of the Performance Period, and in no event may a deferral election be made after it has become substantially certain that the performance goals will be met. Notwithstanding anything to the contrary above, a participant shall not be permitted to defer a pro-rated award if such participant is hired less than six months before the end of the Performance Period or, if less, after it becomes substantially certain that the performance goals set forth in the Performance Period Schedule have been met.

b)	The deferral request, which shall be made in a form adopted and approved by the Committee from time to time, must state the amount of Award to be deferred (a dollar amount or a percentage of the Award earned), and the date the deferred Award is to be paid. A deferral Award shall be paid on the earliest of: (1) the first anniversary of the date of the participant’s Separation from Service; (2) the date of the participant’s death; or (3) the payment date specified in the participant’s deferral election.

c)	As soon as administratively feasible after a participant’s death, any deferred Award will be paid to his or her beneficiary designated under the Company’s group life insurance plan unless the participant has submitted an alternative written beneficiary designation under this Plan. Notwithstanding the above, in the event the participant is a “specified employee,” any deferred Award to be paid upon the participant’s Separation from Service may be made no earlier than the day after the date that is six months after the Separation from Service date or the date of death, if earlier, but only to the extent such delay is required by law or regulation. “Specified Employees” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of IFC or any related employer if any stock of IFC or any entity required to be aggregated with IFC under Section 414(b) or 414(c) of the Code is publicly traded on an established securities market or otherwise. In determining which individuals are specified employees, the following special rules shall apply: (1) the top 65 officers of the Companies, as measured by annual compensation, shall be treated as specified employees; and (2) annual compensation shall be defined in the manner set forth in Section 2.01(m) of the Irwin Financial Corporation Employees’ Pension Plan, determined without regard to the limits under Section 401(a)(17) of the Code. For this purpose, “specified employees” shall be identified as of December 31 of the applicable year.

d)	Deferred Awards shall be credited with interest from the first day of January of the fiscal year following the fiscal year in which the Award is earned at the national prime rate as reported in The Wall Street Journal on the date interest is credited.

e)	Notwithstanding the above, in the event a Plan participant makes a subsequent deferral election to delay payment of the deferred Award after his initial deferral election under Section 8(a) of the Plan, the subsequent deferral election:

(i)	Must be made no later than twelve (12) months prior to the date the Award was scheduled to be paid pursuant to the initial deferral election under Section 8(a);

(ii)	If the payment is not on account of Disability or death, must result in a deferral of the Award to a date that is at least five (5) years from the date the Award was scheduled to be paid pursuant to the initial deferral election under Section 8(a); and

(iii)	Must not take effect until at least twelve (12) months after the date on which the subsequent deferral election is made.

9.  Miscellaneous

a)	AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN. Subject to the requirements of Code Section 162(m) and 409A and the Treasury Regulations promulgated thereunder, the Board may, at any time and from time to time, amend, suspend or terminate the Plan as it may deem proper and in the best interest of the Companies, and the applicable Administrator shall have the right and authority, at any time and from time to time, to amend, suspend or terminate the portion of the Plan that relates solely to participants for which it has authority; provided, that, subject to the right of an Administrator and the Committee to adjust Awards pursuant to Section 7(c), no such action may cause any participant to be deprived of any Award previously awarded but not yet paid, or be effective in the fiscal year in which such action is taken unless it is taken within the first three months of the fiscal year; provided, further, that to the extent an amendment, suspension or termination of all or a portion of this Plan would apply to any Covered Officer, the Board’s or an Administrator’s authority to amend, suspend or terminate all or any portion of this Plan shall be subject to the Committee’s approval.

b)	ACCELERATION OF TIME OF PAYMENT IN THE EVENT OF PLAN TERMINATION. Notwithstanding anything to the contrary in this Plan, each employee’s unpaid Award shall be distributed immediately in a lump sum if this Plan terminates in the following circumstances:

(i)	Within thirty (30) days before or twelve (12) months after a Change in Control of the employee’s Company, provided that termination of this Plan was effected through an irrevocable action taken by that Company and provided further that all distributions are made no later than twelve (12) months following such termination of the Plan and that all the Company’s arrangements which are substantially similar to the Plan are terminated so all employees and any participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(ii)	Upon the employee’s Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in each employee’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(iii)	Upon the employee’s Company’s termination of this and all other plans (that are required to be aggregated with this Plan under Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, provided further that the termination of this Plan does not occur proximate to the downturn in the financial health of that Company and provided further that the Company does not adopt any new plans of the type that would be required to be aggregated with this Plan for a minimum of three (3) years following the date of such termination. The twelve (12) month delay in paying benefits under the preceding sentence shall not apply to any benefits otherwise payable without regard to termination of this Plan.

c)	SECTIONS 162(m) AND 409A. The Companies intend that Awards made to Covered Officers under the Plan shall satisfy the requirements for “performance-based compensation” under Code Sections 162(m) and 409A and the Treasury Regulations promulgated thereunder. Therefore, Awards to Covered Officers and interpretation of the Plan shall be guided by such provisions, as appropriate. If a provision of the Plan would cause a payment to a Covered Officer to fail to satisfy these requirements, it shall be interpreted and applied in a manner such that said payment will satisfy Code Sections 162(m) and 409A. Notwithstanding the foregoing, the Companies shall request that IFC obtain IFC shareholder approval for any amendment of the Plan as may be required under Code Section 162(m) to ensure the Plan’s qualification under Code Section 162(m). The timing of a payment may be delayed to a date after the designated payment date where a Company reasonably anticipates that the Company’s deduction with respect to such payment otherwise would be limited or eliminated by the application of Code Section 162(m); provided, however, that the payment shall be made either at the earliest date at which the Company reasonably anticipates that the deduction of the payment amount will not be limited or eliminated by application of Code Section 162(m) or the calendar year in which the participant Separates from Service, as that term is defined by Code Section 409A and regulations issued thereunder.

d)	NO ASSIGNMENT. No portion of any Award under the Plan may be pledged, assigned or transferred otherwise than by will or the laws of descent and distribution prior to its payment.

e)	LIMITATION ON LIABILITIES. In any matter related to the Plan, no director or employee of IFC, or any affiliate of IFC shall be liable for the action, or the failure to act, on the part of any other such person.

f)	LIMITATION ON VESTED INTEREST. Awarding a bonus is within the sole discretion of the Committee or the applicable Administrator. No participant has a vested interest in an award under the Plan prior to the end of the Performance Period for which the Award is granted.

g)	EMPLOYMENT RIGHTS. Participation in this Plan shall not be construed to grant any employee the right to be retained in the employ of the Companies.

h)	UNSECURED GENERAL CREDITORS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Companies may make to aid them in meeting their obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from a Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of that Company. All payments to be made hereunder shall be paid from the general funds of a Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

i)	GOVERNING LAW. The validity and construction of the Plan and any rules relating to the Plan shall be determined and governed by the laws of the State of Indiana without reference to principles of conflict of laws, except as superseded by applicable federal law.

Irwin Financial Corporation
Annual Shareholder Meeting
May 29, 2009 — 4:00 p.m. (E.D.T.)
YES Cinema and Conference Center
4th & Jackson Streets
Columbus, IN 47201

YES Cinema and Conference Center («) is located in downtown Columbus on the southwest corner of 4th and Jackson Streets. Please enter through the 4th Street entrance.

From 1-65, take Exit 68 and follow 46 East into Columbus. Immediately after crossing the bridge, merge to the left onto Brown Street. Turn right onto 4th Street, after Sears. Go one block to Jackson Street. The public parking garage is on the northeast corner of 4th and Jackson Streets.

c/o National City Bank Shareholder Services Operation Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509 V O T E B Y T E L E P H O N E Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote. V O T E B Y I N T E R N E T Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote. V O T E B Y M A I L Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-9837. Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683 Vote by Internet Access the Website and cast your vote: www.cesvote.com Vote by Mail Return your proxy card in the postage-paid envelope provided Vote 24 hours a day, 7 days a week! Your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on May 29, 2009 to be counted in the final tabulation. If you vote by telephone or over the Internet, do not mail your proxy card. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF IRWIN FINANCIAL CORPORATION TO BE HELD ON MAY 29, 2009. THE 2009 PROXY STATEMENT AND THE 2008 ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT: www.ViewMaterial.com/IFC D Please fold and detach at perforation before mailing. D IRWIN FINANCIAL CORPORATION Proxy for Annual Meeting of Shareholders Proxy Solicited on Behalf of the Board of Directors The undersigned does hereby nominate, constitute, and appoint William I. Miller and Matthew F. Souza and each of them, (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Yes Cinema and Conference Center, 4th & Jackson Streets, Columbus, Indiana, on Friday, May 29, 2009, at 4:00 p.m. (EDT), or at any adjournment of the meeting, and to vote all shares of the Corporation that the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of the meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at the meeting or at any adjournment of it. The undersigned acknowledges receipt of notice of the meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for the meeting. Dated: , 2009 Signature(s) Signature(s) Please sign exactly as name(s) appear(s) here, date, and return this proxy promptly in the enclosed envelope. If there are two or more co-owners, all must sign. No postage required if mailed in the United States. IF VOTING BY MAIL, PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE You have the option to access future shareholder communications (e.g., annual reports, proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when, and if, such material is available over the Internet, you will receive notification that will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by voting by telephone, or the Internet, or by signing and dating this proxy card and returning it promptly in the enclosed postage-paid envelope. If you vote by telephone or the Internet, do not return this proxy card. If voting by mail, please sign and date proxy card below and fold and detach at perforation before mailing. This proxy will be voted as you specify on this proxy card. If no specification is made, the shares represented by the proxy will be voted FOR the Directors named in the proxy statement and FOR Proposals 2, 3 and 4, and the Proxies may vote in their discretion upon such other business as may properly come before the meeting or any adjournment of it. This proxy may be revoked at any time prior to voting it. The Board of Directors recommends that shareholders vote FOR Proposals 1, 2, 3 and 4. 1. To elect four directors to serve on the Board until our 2012 Annual Meeting Nominees: 1. David W. Goodrich 2. Brenda J. Lauderback 3. John C. McGinty, Jr. 4. Marita Zuraitis FOR all nominees listed above WITHHOLD Authority to vote for all the nominees Instruction: To withhold authority to vote for any individual nominee, write the number beside the nominee’s name here: 2. To approve an amendment to the Irwin Financial Corporation Employees’ Stock Purchase Plan III to add shares to the plan FOR AGAINST ABSTAIN 3. To approve the Irwin Financial Corporation and Affiliates Amended and Restated Short Term Incentive Plan to qualify the plan as performance-based compensation under Section 162(m) of the Internal Revenue Code FOR AGAINST ABSTAIN 4. To act upon the confirmation of independent public accountants for 2009 FOR AGAINST ABSTAIN To vote in the Proxies’ discretion upon such other business as may properly come before the meeting or any adjournment of it. I consent to access future shareholder communications over the Internet as stated above and in the Proxy Statement. If you wish to attend the Annual Meeting and vote in person, please see the back cover of our proxy statement for directions to the Annual Meeting location. (CONTINUED ON OTHER SIDE)